Exhibit 10.1

Execution Copy

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT, dated as of September 26 2018 (this “Agreement”), by and among SAEXPLORATION HOLDINGS, INC., a Delaware corporation (the “Company”), the Guarantors party hereto (the “Guarantors”, and together with the Company (the “Company Parties”)), and each of the purchasers party to this Agreement (each such purchaser a “Purchaser” and, collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions of this Agreement, each Purchaser, severally and not jointly, desires to purchase from the Company the principal amount of Notes set forth in such Purchaser’s Commitment Allocation Letter and the Company desires to sell and issue to the Purchasers such Notes, in the aggregate principal amount of $60,000,000.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, terms have the meanings given to them on Schedule 1.1.

ARTICLE II

SALE AND PURCHASE

Section 2.1 Sale and Purchase. On the basis of the representations, warranties, agreements and covenants set forth in this Agreement and subject to the terms and conditions of this Agreement, the Company hereby issues and sells to each Purchaser, and each Purchaser, severally and not jointly, hereby purchases from the Company, the aggregate principal amount of Note(s) set forth in each Purchaser’s Commitment Allocation Letter at the purchase price equal to the principal amount of Notes set forth in each Purchaser’s Commitment Allocation Letter (the “Notes Purchase Price”).

Section 2.2 Private Placement. The Notes are being sold to the Purchasers pursuant to the exemptions from registration afforded by Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act and the rules and regulations of the Commission thereunder.

Section 2.3 Closing. The closing (the “Closing”) shall take place on the date hereof against delivery of the Note Purchase Price (in cash or by reimbursement of fees owed by the Company to such Purchaser pursuant to that certain Fee Letter, dated July 5, 2018), by each of the Purchasers to the Company, the Company hereby issues to the Purchasers, Physical Notes as set forth in each Purchaser’s Commitment Allocation Letter.

Section 2.4 Closing Deliverables.

(a) At the Closing, the Company shall deliver to the Purchasers the following:

(i) a written opinion or opinions of counsel to the Company Parties (each such counsel to be reasonably acceptable to the Purchasers), dated as of the date hereof;

(ii) the Indenture, executed by the Company Parties, the Trustee, the Collateral Trustee and any other party to the Indenture;

(iii) the Notes to be issued on such date, executed by the Company and authenticated by the Trustee, in the form contemplated by the Indenture;

(iv) the Security Agreement and each of the other Security Documents, executed by the Company Parties, the Collateral Trustee and any other party to such Security Docuemnts, as applicable, each in such form(s) as are mutually acceptable to the Purchasers and the Company;

(v) the Registration Rights Agreement;

(vi) the New Intercreditor Agreement; and

(vii) the Transaction Documents, executed by the Company Indenture Parties and any other party to such Transaction Documents, as applicable.

(b) At the Closing, each Purchaser, severally and not jointly, shall deliver to the Company:

(i) the Note Purchase Price;

(ii) the Registration Rights Agreement, executed by such Purchaser; and

(iii) the Transaction Documents, executed by such Purchaser, as applicable.

Section 2.5 Nature of Purchasers’ Obligations and Rights. The respective obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents. The failure or waiver of performance under this Agreement by any Purchaser, or on its behalf, does not excuse performance by any other Purchaser. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by any Transaction Document. Except as otherwise provided in the Transaction Documents, each Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of the Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The decision of each Purchaser to purchase Notes pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser. Each Purchaser acknowledges that

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no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Notes or enforcing its rights under the Transaction Documents. The Company acknowledges that each of the Purchasers has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Purchasers and not because it was required or requested to do so by any Purchaser.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company and each other Company Party represents and warrants to the Purchasers, on and as of the date of this Agreement, as follows, it being understood that each Purchaser is relying on each of the following representations and warranties. None of the representations and warranties set forth in this Article III shall be made by or on behalf of the Excluded Subsidiaries. All of the disclosure schedules referenced below and thereby required of the Company Parties pursuant to this Agreement, which disclosure schedules shall be cross-referenced to the specific sections and subsections of this Agreement, are referred to herein as the “Schedules.”

Section 3.1 Due Organization and Qualification; Subsidiaries.

(a) Each Company Party and each Subsidiary of each Company Party (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any jurisdiction where the failure to be so qualified could reasonably be expected to result in a Material Adverse Change, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Transaction Documents to which it is a party and to carry out the transactions contemplated thereby.

(b) Set forth on Schedule 3.1(b) is a complete and accurate description of the authorized Capital Stock of each Company Party, by class, and a description, as of the date of this Agreement, of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 3.1(b), there are no subscriptions, options, warrants, or calls relating to any shares of any Company Party’s Capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No Company Party is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Capital Stock or any security convertible into or exchangeable for any of its Capital Stock.

(c) Set forth on Schedule 3.1(c) is a complete and accurate list of the Company Parties’ direct and indirect Subsidiaries, showing: (i) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries, and (ii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by each Company Party. All of the outstanding Capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

(d) Except as set forth on Schedule 3.1(c), there are no subscriptions, options, warrants, or calls relating to any shares of any Capital Stock of any Company Party or of any of its Subsidiaries, including any right of conversion or exchange under any outstanding security or other instrument. No Company Party nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of such Company Party’s Subsidiaries’ Capital Stock or any security convertible into or exchangeable for any such Capital Stock.

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Section 3.2 Due Authorization; No Conflict.

(a) As to each Company Party, the execution, delivery, and performance by such Company Party of the Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of such Company Party.

(b) Except as set forth on Schedule 3.2(b), as to each Company Party, the execution, delivery, and performance by such Company Party of the Transaction Documents to which it is a party do not and will not (i) violate any material provision of federal, state, or local law or regulation applicable to any Company Party or its Subsidiaries, the Governing Documents of any Company Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Company Party or its Subsidiaries, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Company Party or its Subsidiaries except to the extent that any such conflict, breach or default has been waived or could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Company Party, other than Permitted Liens or (iv) require any approval of any Company Party’s interest holders or any approval or consent of any Person under any Material Contract of any Company Party, other than consents or approvals that have been obtained and that are still in force and effect and, except, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change. Except as set forth on Schedule 3.2(b), no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person which has not been obtained on or prior to the date hereof is required in connection with the execution, delivery or performance by any Company Party of each of the Transaction Documents to which it is a party. The Company has obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Notes, and the Warrants and the Common Stock issuable upon conversion of the Notes, and the consummation of the other transactions contemplated by the Transaction Documents, all of which are in full force and effect.

(c) The Notes have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be duly and validly issued. The Warrants and the shares of Common Stock issuable upon conversion of the Notes (taking into account the limitations set forth in Section 17.12 of the Indenture) and the shares of Common Stock issuable upon exercise of the Warrants (taking into account the exercise limitations set forth therein) have been duly authorized and reserved for issuance pursuant to the terms of the Notes, and when issued by the Company upon a valid conversion of the Notes or the Warrants, as applicable, will be duly and validly issued, fully paid and nonassessable.

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Section 3.3 Binding Obligations. Each Transaction Document has been duly executed and delivered by each Company Party that is a party thereto and is the legally valid and binding obligation of such Company Party, enforceable against such Company Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

Section 3.4 Title to Assets; No Encumbrances. Each of the Company Parties and its Subsidiaries (other than any Excluded Subsidiary) has (a) good, sufficient and legal title to (in the case of fee interests in Real Property), (b) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (c) good and marketable title to (in the case of all other personal property), all of their respective assets reflected in their most recent financial statements, except for assets disposed of since the date of such financial statements to the extent permitted by the ABL Loan Agreement. Except as set forth on Schedule 3.4, all of such assets are free and clear of Liens except for Permitted Liens.

Section 3.5 Litigation.

(a) There are no actions, suits, or proceedings pending or, to the knowledge of any Company Party, after due inquiry, threatened in writing against a Company Party or any of its Subsidiaries that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Change.

(b) Schedule 3.6(b) sets forth a complete and accurate description, with respect to each of the actions, suits, or proceedings in excess of, or that could reasonably be expected to result in liabilities in excess of, $250,000 that is pending or, to the knowledge of any Company Party, after due inquiry, threatened against any Company Party or any of its Subsidiaries (other than any Excluded Subsidiary), including (i) the parties to such actions, suits, or proceedings, (ii) the nature of the dispute that is the subject of such actions, suits, or proceedings, (iii) the status with respect to such actions, suits, or proceedings, and (iv) whether any liability of any Company Party or any Subsidiary (other than any Excluded Subsidiary) in connection with such actions, suits, or proceedings is covered by insurance.

(c) There are no actions, suits, or proceedings pending or, to the knowledge of any Company Party, threatened in writing against a Company Party or any of its Subsidiaries that purports to affect the legality, validity, binding effect or enforceability of the Transaction Documents.

Section 3.6 Compliance with Laws. No Company Party nor any of its Subsidiaries (a) is in violation of any applicable laws, rules, regulations, executive orders, or codes (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

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Section 3.7 SEC Reporting; No Material Adverse Change.

(a) The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or Section 15(d) thereof (the foregoing materials, as such materials may have been amended since the date of their filing, being collectively referred to herein as the “SEC Reports”), on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates or, if amended or restated, as of the date of the last such amendment or restatement, the SEC Reports complied in all material respects with, to the extent in effect at the time of filing, the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading except to the extent updated, amended, restated or corrected by a subsequent SEC Report. The financial statements and schedules of the Company and its consolidated Subsidiaries included in the SEC Reports comply in all material respects with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

(b) The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act; such disclosure controls and procedures are designed to provide reasonable assurance that material information required to be disclosed by the Company in the reports it files or submits under the Exchange Act, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within the Company and its consolidated Subsidiaries, and such disclosure controls and procedures are effective to perform the functions for which they were established; in connection with the preparation of the Company’s most recent consolidated financial statements, the Company’s independent registered public accountants and the audit committee of the Board of Directors of the Company have been advised of all fraud, if any, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; all “significant deficiencies” and “material weaknesses” (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X under the Act) of the Company, if any, have been identified to the Company’s independent registered public accountants and are disclosed to the Purchasers; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls over financial reporting, there have been no significant changes in internal control over financial reporting or in other factors that are reasonably likely to materially affect internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; and the Company, its Subsidiaries and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and NASDAQ promulgated thereunder.

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(c) Except as set forth in Schedule 3.7, no event, circumstance, or change has occurred since the date of the last SEC Report that has or could reasonably be expected to result in a Material Adverse Change with respect to the Company and its Subsidiaries, taken as a whole.

Section 3.8 Fraudulent Transfer.

(a) Each Company Party is Solvent.

(b) No transfer of property is being made by any Company Party and no obligation is being incurred by any Company Party in connection with the transactions contemplated by this Agreement or the other Transaction Documents with the intent to hinder, delay, or defraud either present or future creditors of such Company Party.

(c) All Company Parties have and will receive a direct or indirect benefit from the transactions contemplated by this Agreement and the other Transaction Documents.

Section 3.9 Employee Benefits. No Company Party, none of their Subsidiaries (other than any Excluded Subsidiary), nor any of their ERISA Affiliates maintains, contributes to, or has an obligation to contribute to, or, within the past six (6) years, has maintained, contributed to or had an obligation to contribute to any Benefit Plan.

Section 3.10 Environmental Condition. Except as set forth on Schedule 3.10, (a) to each Company Party’s knowledge, no properties or assets of any Company Party or any of its Subsidiaries have ever been used by a Company Party, its Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such disposal, production, storage, handling, treatment, release or transport was in violation, in any material respect, of any applicable Environmental Law, (b) to each Company Party’s knowledge, no Company Party’s nor any of its Subsidiaries’ properties or assets have ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) no Company Party nor any of its Subsidiaries has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by a Company Party or its Subsidiaries, and (d) no Company Party nor any of its Subsidiaries nor any of their respective facilities or operations is subject to any outstanding written order, consent decree, or settlement agreement with any Person relating to any Environmental Law or Environmental Liability that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

Section 3.11 Intellectual Property. Each Company Party and each of its Subsidiaries (other than any Excluded Subsidiary) own, or hold licenses in all Intellectual Property and Intellectual Property Licenses that are necessary or useful to the conduct of its business as currently conducted free and clear of all Liens except for Permitted Liens. To each Company Party’s knowledge, no Person has infringed, misappropriated or otherwise violated or is currently infringing, misappropriating or otherwise violating any Intellectual Property rights owned by such Company Party, in each case, that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Change. To each Company Party’s knowledge, (x) no

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holding, injunction, decision or judgment has been rendered by a Governmental Authority against Company or any other Company Party and neither Company nor any other Company Party has entered into any stipulation, settlement or other agreement that would limit, cancel or question the validity of Company’s or any other Company Party’s rights in any Intellectual Property, (y) no claim has been asserted or threatened or is pending by any Person challenging or questioning the use by Company or any other Company Party of any Intellectual Property owned by such party or the validity or effectiveness of any Intellectual Property, and (z) the use of Intellectual Property by Company and each other Company Party does not infringe on the rights of any Person, in each case, in any respect that could reasonably be expected to result in a Material Adverse Change. To each Company Party’s knowledge, all registered Copyrights, registered Trademarks, and issued Patents that are owned by such Company Party and necessary in to the conduct of its business are valid, subsisting and enforceable and in compliance with all legal requirements, filings, and payments and other actions that are required to maintain such Intellectual Property in full force and effect. Each Company Party has taken all reasonable steps to protect their Intellectual Property, including to maintain the confidentiality of and otherwise protect and enforce its rights in all trade secrets owned by such Company Party that are necessary in the business of such Company Party.

Section 3.12 Leases. Each Company Party and each of its Subsidiaries (other than any Excluded Subsidiary) enjoy peaceful and undisturbed possession under all leases material to their business and to which it is a party or under which it is operating, and, subject to Permitted Protests, all of such material leases are valid and subsisting and no material default by the applicable Company Party or the applicable Subsidiary exists under any of them.

Section 3.13 Complete Disclosure. All factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about the industry of a Company Party or any of its Subsidiaries) furnished by or on behalf of a Company Party or any of its Subsidiaries in writing to the Purchasers (including all information contained in the Schedules hereto or in the other Transaction Documents) for purposes of or in connection with this Agreement or the other Transaction Documents, and all other such factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about the industry of a Company Party or any of its Subsidiaries) hereafter furnished by or on behalf of a Company Party or any of its Subsidiaries (other than any Excluded Subsidiary) in writing to the Purchasers will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. Any Projections delivered by the Company to the Purchasers represent, the Company’s good faith estimate, on the date such Projections are delivered, of the future performance of a Company Party or any of its Subsidiaries for the periods covered thereby based upon assumptions believed by the Company to be reasonable at the time of the delivery thereof to the Purchasers.

Section 3.14 Material Contracts. Except for matters which, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, each Material Contract (other than those that have expired at the end of their normal terms) (a) is in full force and effect and is binding upon and enforceable against the applicable Company Party or the applicable Subsidiary and, to the Company’s knowledge, each other Person that is a party thereto

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in accordance with its terms, (b) has not been otherwise amended or modified, and (c) is not in default due to the action or inaction of the applicable Company Party or the applicable Subsidiary. None of the Senior Notes Documents, the ABL Documents nor the Term Documents have been amended or modified to the extent that such amendment or modification is prohibited under this Agreement or the Intercreditor Agreement, or are in default due to the action or inaction of the applicable Company Party or the applicable Subsidiary. All representations and warranties contained in the Senior Notes Documents, the ABL Documents and the Term Documents are true and correct as of the date they were made.

Section 3.15 Patriot Act. To the extent applicable, each Company Party and each of its Subsidiaries (other than any Excluded Subsidiary) is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”). No part of the proceeds of the Notes will be used by any Company Party or any of its Subsidiaries or any of their Affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

Section 3.16 Indebtedness. Set forth on Schedule 3.16 is a true and complete list of all Indebtedness of each Company Party and each of its Subsidiaries (other than any Excluded Subsidiary) outstanding that is to remain outstanding immediately after giving effect to the Closing and such Schedule accurately sets forth the aggregate principal amount of such Indebtedness.

Section 3.17 Payment of Taxes. Except as permitted by Section 6.5 of the ABL Loan Agreement, all material Tax returns and reports of each Company Party and each of its Subsidiaries required to be filed by any of them have been timely filed, and are substantially correct and complete. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, each Company Party and each of its Subsidiaries has timely paid all material Taxes shown on such Tax returns to be due and payable and all assessments, fees and other governmental charges upon a Company Party and its Subsidiaries and upon their respective assets, income, businesses and franchises that are due and payable have been paid when due and payable. No Company Party knows of any proposed Tax assessment against a Company Party or any of its Subsidiaries that is not being actively contested by such Company Party or such Subsidiary diligently, in good faith, and by appropriate proceedings; provided such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

Section 3.18 Margin Stock. No Company Party nor any of its Subsidiaries (other than any Excluded Subsidiary) is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Notes will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors of the United States Federal Reserve.

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Section 3.19 Governmental Regulation. No Company Party nor any of its Subsidiaries (other than any Excluded Subsidiary) is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. No Company Party nor any of its Subsidiaries (other than any Excluded Subsidiary) is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

Section 3.20 OFAC. No Company Party nor any of its Subsidiaries is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC. No Company Party nor any of its Subsidiaries (a) is a Sanctioned Person or a Sanctioned Entity, (b) has its assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. No proceeds of any Notes will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

Section 3.21 Employee and Labor Matters. There is (a) no unfair labor practice complaint pending or, to the knowledge of any Company Party, threatened against any Company Party or any of its Subsidiaries (other than any Excluded Subsidiary) before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Company Party or any of its Subsidiaries (other than any Excluded Subsidiary) which arises out of or under any collective bargaining agreement and that could reasonably be expected to result in a material liability, (b) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened in writing against any Company Party or any of its Subsidiaries (other than any Excluded Subsidiary) that could reasonably be expected to result in a material liability, or (c) to the knowledge of any Company Party, no union representation question existing with respect to the employees of any Company Party or any of its Subsidiaries (other than any Excluded Subsidiary) and no union organizing activity taking place with respect to any of the employees of any Company Party or any of its Subsidiaries (other than any Excluded Subsidiary). No Company Party or any of its Subsidiaries (other than any Excluded Subsidiary) has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of each Company Party and each of its Subsidiaries (other than any Excluded Subsidiary) have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. All material payments due from any Company Party or any of its Subsidiaries (other than any Excluded Subsidiary) on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the Books of such Company Party, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

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Section 3.22 Company as a Holding Company. The Company is a holding company and does not have any material liabilities (other than liabilities arising under the Transaction Documents, the New Senior Note Documents, own any material assets (other than the Stock of SAExploration Sub, Inc. and its Subsidiaries) or engage in any operations or business (other than the ownership of SAExploration Sub, Inc. and its Subsidiaries).

Section 3.23 Inventory and Equipment Records. Each Company Party keeps correct and accurate records itemizing and describing the type, quality, and quantity of its Equipment and Inventory and of the Equipment and Inventory of its Subsidiaries and the book value thereof.

Section 3.24 Controlled Accounts. Except for Permitted Foreign Deposit Accounts, each Company Party has obtained a Control Agreement from each bank maintaining a Deposit Account or lockbox account (other than an Excluded Account) for such Company Party.

Section 3.25 Certain Fees. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission payable by any Company Party with respect to the purchase of any of the Notes or the consummation of the transactions contemplated by the Transaction Documents.

Section 3.26 Stockholder Approval. In connection with the Stockholder Consent, the Company has filed with the Commission a preliminary information statement on Schedule 14C and a definitive information statement on Schedule 14C (collectively with the preliminary information statement, the “Information Statement”) related to such Stockholder Consent and caused the Information Statement to be mailed to the Company’s stockholders. The Company has not received any comments from the Commission or its staff with respect to the Information Statement or any request by the Commission or its staff for amendments or supplements to such Information Statement or for additional information. The Information Statement is true and correct in all material respects and since the date that the Information Statement was mailed to the Company’s stockholders, no event has occurred that is required to be set forth in an amendment or supplement to the Information Statement. Twenty days have elapsed since the Company has sent or given the definitive Information Statement to its stockholders.

Section 3.27 [Intentionally Omitted].

Section 3.28 NASDAQ. The Company has filed an Additional Listing Application with respect to the Common Stock issuable upon the conversion of the Notes and the exercise of the Warrants and such Common Stock has been duly approved for listing on the NASDAQ Capital Market.

Section 3.29 Filings, Registration and Recordings. Except as otherwise contemplated by the Indenture or the Security Agreement, each document (including any Uniform Commercial Code financing statement) required by the Security Agreement, or under law or reasonably requested by the Noteholder Collateral Agent, in each case, to be filed, registered or recorded, or delivered for filing on or prior to the date hereof, to the extent applicable, including filings in the U.S. Patent and Trademark Office and the U.S. Copyright Office in order to create in favor of the Noteholder Collateral Agent, for the benefit of the Holders, a perfected lien and security interest in the collateral that can be perfected by the making of such filings, registrations or recordations, prior and superior to the right of any other person (other than Permitted Liens), shall be executed and in proper form for filing, registration or recordation.

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Section 3.30 No General Solicitation. None of the Company, its Affiliates, or any Person acting on its or their behalf have engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities.

Section 3.31 Share Issuance Proposal. The Board of Directors of the Company has duly authorized and approved the Share Increase Proposal and recommended the Share Increase Proposal to the holders of the Company’s outstanding Common Stock for approval.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER

Each Purchaser, severally and not jointly, represents and warrants to the Company with respect to itself and, as applicable each Account (as defined below), on and as of the date of this Agreement, as follows:

Section 4.1 Valid Existence. Each Purchaser, if an entity, (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any jurisdiction where the failure to be so qualified could reasonably be expected to result in a Purchaser Material Adverse Change, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Transaction Documents to which it is a party and to carry out the transactions contemplated thereby.

Section 4.2 Due Authorization; No Conflict.

(a) The execution, delivery, and performance by such Purchaser of the Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of such Purchaser.

(b) The execution, delivery, and performance by such Purchaser of the Transaction Documents to which it is a party do not and will not (i) violate any material provision of federal, state, or local law or regulation applicable to such Purchaser, the Governing Documents of such Purchaser, or any order, judgment, or decree of any court or other Governmental Authority binding on such Purchaser, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contract to which such Purchaser is a party, or by which such Purchaser is bound, or to which any property of such Purchaser is subject, except to the extent that any such conflict, breach or default has been waived or could not individually or in the aggregate reasonably be expected to cause a Purchaser Material Adverse Change. No authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person which has not been obtained on or prior to the date hereof is required in connection with the execution, delivery or performance by such Purchaser of each of the Transaction Documents to which it is a party.

Section 4.3 Binding Obligations. Each Transaction Document has been duly executed and delivered by such Purchaser that is a party thereto and is the legally valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

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Section 4.4 Certain Fees. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission payable by such Purchaser with respect to the purchase of any of the Notes or the consummation of the transactions contemplated by the Transaction Documents.

Section 4.5 Investment Representations.

(a) Accredited Investor Status; Sophisticated Purchasers. Such Purchaser and, if applicable, each account for which such Purchaser exercises discretionary investment authority and on whose behalf such Purchaser is acquiring Notes (collectively, an “Account”) is either (i) an Accredited Investor or (ii) a non-U.S. Person that is also an Accredited Investor, as set forth next to such Purchaser’s (and, if applicable, each Account’s) name on Schedule 4.5(a). Such Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks (including for tax, legal, regulatory, accounting and other financial purposes) of its prospective investment in the Securities for itself and each Account, if any; (ii) the Purchaser and each Account, if any, is financially able to bear the economic risk of an investment in the Securities and has adequate means to provide for its current needs and other contingencies and to withstand the loss of the entire investment in the Securities and has no need for liquidity with respect to its investment in the Securities; (iii) in making its investment in the Securities, the Purchaser and each Account is not relying on the advice or recommendations of the Company or any of its Affiliates (or any representatives of any of the foregoing); (iv) the Purchaser, and each Account, if any, has conducted and relied upon its own investigation and assessment of the offer of the Securities, and the Company, including, without limitation, the particular United States federal income tax consequences of the acquisition, ownership, and disposition of the Securities in light of its particular situation as well as any consequences arising under the laws of any other taxing jurisdiction, and it acknowledges that it has not relied on the Company or any of its representatives or Affiliates for advice as to any tax consequences related to such investment or the acquisition, ownership or disposition of the Securities or for the preparation and filing of any tax returns and elections required or permitted to be filed by it in connection therewith; and (v) the Purchaser has determined that an investment in the Securities is suitable and appropriate for itself and each Account, if any.

(b) Acquisition for Own Account. Such Purchaser is acquiring the Notes pursuant to this Agreement and the other Securities for its own account (or for the Accounts for which it is acting as investment advisor or manager) for, in the case of such Purchaser and each Account, as applicable, investment purposes and not with a view toward, or for resale or transfer in connection with, the sale or distribution of any Securities within the meaning of the Securities Act that would be in violation of the Securities Act. If such Purchaser is acquiring the Securities for one or more Accounts, it represents that it is acquiring the Securities as a fiduciary or agent for such Accounts and has sole investment discretion with respect to each such Account and it has full power to make the representations, acknowledgements and agreements herein on behalf of such Account and has made reasonable inquiries of such Account with respect thereto.

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(c) No Market for Issued Units. Such Purchaser and each Account understands that there is presently no established market for the Notes or the Warrants and that no public market for the Notes or the Warrants may develop.

(d) Reliance on Exemptions. Such Purchaser and each Account understands that the Notes are being privately placed by the Company pursuant to an exemption from registration provided under Section 4(a)(2) and/or Rule 506 of Regulation D and neither the offer nor sale of any the Securities pursuant to this Agreement has been registered under the Securities Act or any state “blue sky” laws, and that the Company is relying upon the truth and accuracy of, and such Purchaser’s and each Account’s compliance with, the representations, warranties and agreements, which are true, correct and complete, of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser and each Account to acquire the Notes and the other Securities.

(e) Hedging Transactions. Such Purchaser and each Account has not, and agrees not to, engage in hedging transactions with respect to the Securities except in compliance with the Securities Act.

Section 4.6 Information. Such Purchaser, on its own behalf and on behalf of each Account, has been given access to and an opportunity to examine such documents, materials and information concerning the Company and its Subsidiaries as such Purchaser deems to be necessary or advisable in order to reach an informed decision as to an investment in the Company (including the SEC Reports), for itself and/or each Account, and has had answered to such Purchaser’s full satisfaction any and all questions regarding such information. Such Purchaser made such independent investigation of the Company, its management, and related matters, for itself and/or each Account, as such Purchaser deems to be necessary or advisable in connection with the Securities, and is able to bear the economic and financial risk of the Securities. Neither such inquiries nor any other due diligence investigations conducted at any time by such Purchaser shall modify, amend or affect such Purchaser’s right (i) to rely on the Company’s representations and warranties contained in Article III above or (ii) to indemnification or any other remedy based on, or with respect to the accuracy or inaccuracy of, or compliance with, the representations, warranties, covenants and agreements in any Transaction Document. Such Purchaser understands and acknowledges that its and each Account’s acquisition of the Securities involves a high degree of risk and uncertainty. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities for itself and/or each Account.

(a) Notes Not Registered. Such Purchaser has been advised by the Company and it and each Account understands that (i) the Securities are being privately placed by the Company pursuant to an exemption from registration provided under Section 4(a)(2) and/or Rule 506 of Regulation D and neither the offer nor sale of any the Notes pursuant to this Agreement or the offer or sale of any other Securities has been registered under the Securities Act or any state “blue sky” laws; (ii) the Notes being acquired by such Purchaser pursuant to this Agreement and the Securities are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired by such Purchaser from the Company in a transaction not involving a public offering and, subject to such Purchaser’s rights under this Agreement, such Purchaser and each Account must continue to bear the economic risk of the investment in the Securities indefinitely unless the offer and sale of its Securities are subsequently registered under the Securities Act and all applicable state securities or “blue sky” laws or an exemption from such registration is available; and (iii) it is not anticipated that there will be any public market for the Notes or the Warrants.

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(b) No General Solicitation. Such Purchaser acknowledges and agrees, for itself and each Account, that neither the Company nor any other Person offered to sell the Notes to it by means of any form of general solicitation or advertising, including but not limited to: any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or any seminar or meeting whose attendees were invited by any general solicitation or general advertising. Such Purchaser further acknowledges and agrees, for itself and each Account, that it was solicited or became aware of the investment in the Notes, and the Warrants and the shares of Common Stock issuable upon conversion of the Notes or upon exercise of the Warrants, either through (i) a substantive, pre-existing relationship with the Company, (ii) direct contact with the Company outside of any public offering effort, and/or (iii) through contacts by the Company not identified through any public offering.

(c) Independent Investment Decision. Each Purchaser has made an independent investment decision with respect to this Agreement and the Securities, for itself and/or each Account, without reliance on any other Purchaser or its Affiliates, and is not acting in concert with respect to this Agreement or the Securities with any other Purchaser or its Affiliates. Other than the Transaction Documents, to each Purchaser’s knowledge, there are no agreements or understandings between (i) such Purchaser or any of its Affiliates and (ii) any other Purchaser or any of its Affiliates with respect to this Agreement or the Notes.

ARTICLE V

COVENANTS

Section 5.1 Covenants of the Company. The Company hereby agrees with the Purchasers as set forth in this Section 5.1:

(a) Market Manipulation. None of the Company Parties will take, directly or indirectly, any action designed to, or that would constitute or that could reasonably be expected to, cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(b) NASDAQ. So long as the Notes and/or Warrants are outstanding, the Company shall take all action necessary to at all times have authorized and reserved for the purpose of issuance no less than the sum of the maximum number of shares of Common Stock issuable upon conversion of the Notes then outstanding at the then applicable Conversion Price (as defined in the Notes) or upon exercise of the Warrants (in accordance with their terms). So long as the Notes and/or any Warrants are outstanding, the Common Stock shall be registered under the Exchange Act and shall be listed on a Trading Market, and the Company shall not take any action designed to terminate, or could reasonably be expected to terminate, the registration of the Common Stock under the Exchange Act or to delist or suspend from trading the Common Stock from a Trading Market.

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(c) Costs and Expenses. The Company shall reimburse the Purchasers (by wire transfer to an account designated by Purchasers), for all costs and expenses incurred by them in connection with the negotiation, preparation and documentation of this Agreement, the other Transaction Documents, the purchase and sale of the Notes or any other matter contemplated by this Agreement including reasonable fees and expenses of legal counsel limited to one firm. In addition, the Company shall pay all costs and expenses incident to the performance by the Company Parties of their obligations under this Agreement and the other Transaction Documents. The Company will also reimburse the Purchasers promptly after demand for (i) all costs and expenses incurred by the Purchasers, including reasonable fees and expenses of legal counsel limited to one firm, in connection with the preparation, negotiation, execution, delivery and administration of the Indenture Documents (as defined in the Indenture) and any amendments, waivers or other modifications of the provisions of any Indenture Document (whether or not such transactions are consummated) and (ii) all costs and expenses incurred by the Purchasers, including reasonable fees and expenses of legal counsel limited to one firm, in connection with the enforcement or protection of its rights in connection with the Transaction Documents and the Indenture Documents.

(d) Press Release. The Company shall, prior to 9:30 AM (New York City time) on the fourth trading day after each of the date hereof, issue a press release or file a Form 8-K announcing (a) the material terms and conditions of the transactions contemplated by this Agreement, as applicable, and (b) any material nonpublic information previously disclosed to the Purchasers, such press release or Form 8-K to be in a manner and form reasonably satisfactory to the Purchasers.

(e) Opinions of Counsel. The Company will use commercially reasonable efforts to provide at its own cost and expense such customary opinions of counsel and representations as may be required or necessary in the future in connection with resales of the Notes and the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants.

(f) Taking of Necessary Action. The Company shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Legal Requirements to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, the Company will, and the Company shall cause each of its Subsidiaries to, use its commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities or other Persons that may be necessary or, in the reasonable opinion of the Purchasers, advisable for the consummation of the transactions contemplated by the Transaction Documents.

(g) Use of Proceeds. Neither the Company nor any other Company Parties will do, nor will the Company or any other Company Party permit any of their Domestic Subsidiaries to use the proceeds of the Notes hereunder for any purpose other than (a) to pay all of the outstanding obligations under the Purchase Money Loan and Security Agreement, dated as of July 25, 2018, by and between SAExploration Acquisitions (U.S.), LLC, the administrative and collateral agent party thereto and the lenders party thereto from time to time, (b) to repay some or all of the outstanding ABL Loan Obligations, (c) [Intentionally omitted]; (d) to pay fees, costs, and expenses of Company, incurred in connection with the Indenture, the Indenture Documents and

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this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby, and (e) consistent with the terms and conditions hereof, for general corporate and working capital purposes (provided, that no part of the proceeds of the Notes will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System).

(h) Prior and Subsequent Securities Sales. The Company has not (within at least the last six months), shall not, and shall use its commercially reasonable efforts to ensure that no Company Party shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Notes, and the Warrants and the shares of Common Stock issuable upon conversion of the Notes or upon exercise of the Warrants, in a manner that would require the registration under the Securities Act of the sale of the Notes to the Purchasers or the Warrants, or that will be integrated with the offer or sale of Notes, or the Warrants or the Common Stock issuable upon conversion of the Notes or upon exercise of the Warrants, for purposes of the rules and regulations of the NASDAQ Capital Market or other applicable trading market such that it would require stockholder approval prior to the closing of such other transaction.

(i) DTC. The Company will cooperate with efforts of the Purchasers to permit the Notes which are held by Purchasers who are not Affiliates of the Company to be eligible for clearance and settlement through The Depositary Trust Company, including, without limitation by providing The Depositary Trust Company with such information, certificates and opinions as are reasonably requested by The Depositary Trust Company in accordance with the Applicable Procedures or the Purchasers to exchange the unrestricted Physical Notes (as defined in the Indenture) for beneficial interests in Global Notes (as defined in the Indenture).For the avoidance of doubt, the Company shall not be required to engage or pay any fees for a DTC Participant in connection with such cooperation.

(j) Warrants. If at any time the Company shall be required under the Indenture to issue shares of Common Stock to any Permitted Holder (as defined in the Indenture) upon the Permitted Holder’s election to convert its Notes in accordance with Article 17 of the Indenture, the Company shall, at the election of such Permitted Holder pursuant to a warrant election notice in substantially the form of Exhibit A delivered to the Company and the Trustee, issue to the Permitted Holder a number of Warrants to acquire the number of shares of Common Stock would have otherwise been issued to satisfy the Company’s Conversion Obligation (as defined in the Indenture). The Company agrees that no additional consideration is payable in connection with the issuance of the Warrant.

(k) Reservation of Shares; Share Issuance Proposal.

(i) The shares of Common Stock underlying the Notes (without giving effect to the issuance of Additional Shares (as defined in the Indenture) in satisfaction of the Company’s Conversion Obligation (as defined in the Indenture) upon a conversion of the Notes in connection with a Fundamental Change Make-Whole) have been duly authorized and, based on the initial Conversion Rate of 173.91304 shares of Common Stock per $1,000 principal amount of Notes, reserved for issuance pursuant to the terms of the Indenture, and when issued by the Company upon a valid conversion of the Notes will be duly and validly issued, fully paid and non-assessable.

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(ii) The Company shall use its commercially reasonable efforts to take all actions necessary to cause, upon their issuance, the Additional Shares issued in satisfaction of the Company’s Conversion Obligation upon a conversion of the Notes in connection with a Make-Whole Fundamental Change to be duly authorized, validly issued, fully paid and non-assessable and to reserve for issuance such Additional Shares. Without limiting the generality of the foregoing, as promptly as reasonably practicable after the date hereof, but no later than 10 days following the date hereof, the Company shall solicit the written consent of the holders of a majority of the outstanding shares of Common Stock to vote on a proposal (the “Share Increase Proposal”) to approve the increase in the total number of authorized shares of Common Stock to 40 million shares. In connection with such action by written consent, upon receipt of the consent of the holders of a majority of the outstanding shares of Common Stock to the Share Increase Proposal, the Company shall promptly prepare and file with the Commission a preliminary information statement, shall use its reasonable best efforts to respond to any comments of the Commission or its staff, and shall use its reasonable best efforts to cause a definitive information statement related to such Share Increase Proposal to be mailed to the Company’s stockholders as promptly as practicable after clearance by the Commission. If there shall occur any event that is required to be set forth in an amendment or supplement to the information statement, the Company shall as promptly as practicable prepare and mail to its stockholders such an amendment or supplement. Within three Business Days of the 21st day following the date that the Company has sent or given the definitive information statement to its stockholders, the Company shall file an amendment to its certificate of incorporation with the Secretary of State of the State of Delaware to effect the Share Increase Proposal.

Section 5.2 Covenants of the Purchasers. Each of the Purchasers shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Legal Requirements to consummate and make effective the transactions contemplated by this Agreement; provided, however, that nothing contained in this Section 5.2 shall obligate any Purchaser to waive any right or condition under this Agreement. Neither the Company nor any Purchaser will take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with their obligations under the Transaction Documents.

ARTICLE VI

INDEMNIFICATION, COSTS AND EXPENSES

Section 6.1 Indemnification. Each of the Company Parties, jointly and severally, agrees to indemnify and hold harmless the Purchasers, the directors, officers, employees, Affiliates and agents of the Purchasers and each Person who controls the Purchasers within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any misrepresentation, breach or inaccuracy of any

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representation, warranty, covenant or agreement made by the Company Parties in the Transaction Documents, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action, in each case except for any such loss, claim, damage, liability or action attributable to such Purchasers’ gross negligence or willful misconduct.

Section 6.2 Indemnification Procedures. Promptly after receipt by an indemnified party under this Article VI of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Article VI, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under Section 6.1 above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 6.1 above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (w) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (x) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (y) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (z) the indemnifying party shall authorize the indemnified party in writing to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Interpretation. Article, Section, Schedule and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to”. Whenever the Company

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has an obligation under the Transaction Documents, the expense of complying with such obligation shall be an expense of the Company unless otherwise specified. Whenever any determination, consent or approval is to be made or given by a party to this Agreement, such action shall be in such party’s sole discretion unless otherwise specified. If any provision in the Transaction Documents is held to be illegal, invalid, not binding or unenforceable, such provision shall be fully severable, and the Transaction Documents shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Transaction Documents, and the remaining provisions shall remain in full force and effect. The Transaction Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 7.2 Survival of Provisions. The representations and warranties and covenants set forth in this Agreement shall survive the execution and delivery of this Agreement indefinitely. All indemnification obligations of the Company and the Purchasers pursuant to Section 3.30, and Section 4.4 and Article VI of this Agreement shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the Parties referencing the particular Article or Section, regardless of any purported general termination of this Agreement.

Section 7.3 No Waiver; Modifications in Writing.

(a) Delay No failure or delay on the part of any Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at law or in equity or otherwise.

(b) Specific Waiver. Except as otherwise provided in this Agreement or the Registration Rights Agreement, no amendment, waiver, consent, modification or termination of any provision of this Agreement or any other Transaction Document shall be effective unless signed by each of the Parties or each of the original signatories thereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision of this Agreement or any other Transaction Document, any waiver of any provision of this Agreement or any other Transaction Document and any consent to any departure by the Company from the terms of any provision of this Agreement or any other Transaction Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any Party in any case shall entitle any Party to any other or further notice or demand in similar or other circumstances.

Section 7.4 Binding Effect; Assignment.

(a) Binding Effect. This Agreement shall be binding upon the Company, each Purchaser, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Parties to this Agreement, and their respective successors and permitted assigns.

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(b) Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of, in the case of the Company, the Purchasers and, in the case of any Purchaser, the Company.

Section 7.5 Communications. All notices and demands provided for under this Agreement and the Notes shall be in writing and shall be given by regular mail, registered or certified mail, return receipt requested, facsimile, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a)	If to any Purchaser, at its address as it appears on its signature page hereto,

with a copy to:

Brown Rudnick LLP

One Financial Center

Boston, MA 02111

Attention: Andreas P. Andromalos; Philip J. Flink

Facsimile: (617) 289-0427

(b)	If to the Company:

SAEXPLORATION HOLDINGS, INC.

1160 Dairy Ashford, Suite 160 Houston, Texas 77079

Attention: Chief Financial Officer

Facsimile: (281) 258-4418

with a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld, LLP

1700 Pacific Avenue

Suite 4100

Dallas, TX 75201-4624

Attention: Sarah Link Schultz

Facsimile: (214) 969-4343

or to such other address as the Company or such Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) upon actual receipt, if sent by registered or certified mail, return receipt requested, or regular mail, if mailed; (iii) when receipt acknowledged, if sent via facsimile; and (iv) upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

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Section 7.6 Entire Agreement. The Transaction Documents, including all exhibits and schedules thereto, are intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto and thereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein with respect to the rights granted by the Company or a Purchaser set forth herein or therein. The Transaction Documents supersede all prior agreements and understandings between the Parties with respect to such subject matter (other than nondisclosure and confidentiality agreements between the Company and the Purchasers signed in anticipation of an equity financing in the Company).

Section 7.7 Governing Law and Venue; Waiver of Jury Trial; Waiver of Certain Damages.

(a) THIS AGREEMENT, THE NOTES AND ALL DISPUTES BETWEEN THE PARTIES UNDER OR RELATING TO THIS AGREEMENT, THE NOTES OR THE FACTS AND CIRCUMSTANCES LEADING TO ITS EXECUTION AND DELIVERY, WHETHER IN CONTRACT, TORT OR OTHERWISE, WILL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER STATE.

(b) ANY ACTION, SUIT OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY MATTER ARISING OUT OF OR IN CONNECTION WITH, THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL ONLY BE BROUGHT IN ANY FEDERAL COURT LOCATED IN THE STATE OF NEW YORK OR ANY NEW YORK STATE COURT, AND EACH PARTY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (AND OF THE APPROPRIATE APPELLATE COURTS THEREFROM) IN ANY SUCH ACTION, SUIT OR PROCEEDING AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH, ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT OR THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; PROVIDED, HOWEVER, THAT ANY ACTION, SUIT OR PROCEEDING, SEEKING TO ENFORCE A FINAL JUDGMENT RENDERED IN SUCH COURT MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION OR DISPUTE DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. THE SCOPE OF

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THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL ACTIONS, SUITS AND PROCEEDINGS THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY REPRESENTS AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, TRUSTEE OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND REPRESENTATIONS IN THIS SECTION 10.10. IN THE EVENT OF LITIGATION THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 7.8 Execution in Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile, .pdf or other electronic transmission) and by different Parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute the same Agreement.

Section 7.9 Obligations Limited to Parties to Agreement. Each of the Parties covenants, agrees and acknowledges that no Person other than the Purchasers (and their permitted assignees) and the Company shall have any obligation hereunder and that, notwithstanding that one or more of the Purchasers may be a corporation, partnership or limited liability company, no recourse under the Transaction Documents or under any documents or instruments delivered in connection therewith shall be had against any former, current or future director, officer, employee, Trustee, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or the Company or any former, current or future director, officer, employee, Trustee, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Legal Requirements, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, Trustee, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or the Company or any former, current or future director, officer, employee, Trustee, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Purchasers and the Company under the Transaction Documents or any documents or instruments delivered in connection therewith or for any claim based on, in respect of or by reason of such obligation or its creation.

Section 7.10 Remedies. The Parties agree that money damages or another remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that, in addition to all other remedies available to them, each of them shall be entitled to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief including, without limitation, specific performance without bond or other security being required.

23

[The remainder of this page is intentionally left blank.]

24

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

SAEXPLORATION HOLDINGS, INC.

By: /s/ Brent Whiteley
Name:	Brent Whiteley
Title:	Chief Financial Officer, General Counsel and Secretary

[Signature Page to Note Purchase Agreement]

GUARANTORS:

SAEXPLORATION, INC.

By: /s/ Brent Whiteley
Name:	Brent Whiteley
Title:	Chief Financial Officer, General Counsel and Secretary

SAEXPLORATION SUB, INC.

By: /s/ Brent Whiteley
Name:	Brent Whiteley
Title:	Chief Financial Officer, General Counsel and Secretary

NES, LLC

By: /s/ Brent Whiteley
Name:	Brent Whiteley
Title:	Chief Financial Officer, General Counsel and Secretary

SAEXPLORATION SEISMIC SERVICES (US), LLC

By: /s/ Brent Whiteley
Name:	Brent Whiteley
Title:	Chief Financial Officer, General Counsel and Secretary

SAEXPLORATION ACQUISITION (US), LLC

By: /s/ Brent Whiteley
Name:	Brent Whiteley
Title:	Chief Financial Officer, General Counsel and Secretary

[Signature Page to Note Purchase Agreement]

Whitebox Asymmetric Partners, LP By: /s Mark Strefling Name: Mark Strefling Title: Partner & CEO

Whitebox Credit Partners, LP By: /s Mark Strefling Name: Mark Strefling Title: Partner & CEO

Whitebox Multi-Strategy Partners, LP By: /s Mark Strefling Name: Mark Strefling Title: Partner & CEO

[Signature Page to Note Purchase Agreement]

1992 MSF INTERNATIONAL LTD. By: Highbridge Capital Management, LLC, as Trading Manager and not in its individual capacity By: /s/ Jonathan Segal Name: Jonathan Segal Title: Managing Director

1992 TACTICAL CREDIT MASTER FUND, L.P.

By: Highbridge Capital Management, LLC, as Trading Manager and not in its individual capacity

By: /s/ Jonathan Segal

Name: Jonathan Segal

Title: Managing Director

[Signature Page to Note Purchase Agreement]

Blue Mountain Credit Alternatives Master Fund L.P.

By: /s/ David M. O’Mara
Name: David M. O’Mara
Title: Deputy General Counsel

BlueMountain Montenvers Master Fund SCA SICAV-SIF

By: /s/ David M. O’Mara
Name: David M. O’Mara
Title: Deputy General Counsel

BlueMountain Summit Trading L.P.

By: /s/ David M. O’Mara
Name: David M. O’Mara
Title: Deputy General Counsel

BlueMountain Kicking Horse Fund L.P.

By: /s/ David M. O’Mara
Name: David M. O’Mara
Title: Deputy General Counsel

[Signature Page to Note Purchase Agreement]

Amzak Capital Management LLC

By: /s/ Sam Baker
Name: Sam Baker
Title: Senior Fixed Income Analyst

[Signature Page to Note Purchase Agreement]

Dupont Pension Trust

By: /s/ Dennis Fasura
Name: Dennis Fasura
Title: VP, State Street Bank and Trust Company as Trustee

[Signature Page to Note Purchase Agreement]

By: /s/ John Pecora
John Pecora

By: /s/ Jeff Hastings
Jeff Hastings

Schedule 1.1

Definitions

“ABL Loan Agent” means Cantor Fitzgerald Securities, as collateral agent and administrative agent for ABL Lenders under the ABL Documents, including such Person’s successors and assigns.

“ABL Credit Agreement” means that certain Second Amended and Restated Loan and Security Agreement dated July 25, 2018 between SAExploration, Inc., as borrower, the Company Parties as guarantors, ABL Lenders, and ABL Loan Agent, as amended, restated, modified and/or supplemented from time to time in accordance with the Intercreditor Agreement.

“ABL Documents” means the ABL Credit Agreement and any other loan or security documents executed in connection therewith, each as amended, restated, modified or supplemented from time to time in accordance with the Intercreditor Agreement.

“Account” shall have the meaning specified in Section 4.5(a) of this Agreement.

“Accredited Investor” means an “accredited investor” within the meaning of Rule 501 under the Securities Act.

“Affiliates” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise.

“Agreement” shall have the meaning specified in the first paragraph of this Agreement.

“Benefit Plan” shall have the meaning given to such term in the ABL Credit Agreement.

“Capital Lease” shall have the meaning given to such term in the ABL Credit Agreement.

“Capital Stock” means:

(i) in the case of a corporation, capital stock;

(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) in the equity of such entity;

(iii) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, respectively; and

(iv) in the case of any other entity, any other interests or participations that confer on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing entity;

but excluding from all of the foregoing any debt securities convertible into or exchangeable for Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Closing” shall have the meaning specified in Section 2.3 of this Agreement.

“Commission” means the U.S. Securities and Exchange Commission.

“Commercial Tort Claims” shall have the meaning given to such term in the ABL Credit Agreement.

“Commitment Allocation Letters” means the side letters, dated as of even date herewith, by and between the Company and each Purchaser.

“Common Stock” means the common stock of the Company, par value $0.0001 per share.

“Company” shall have the meaning specified in the first paragraph of this Agreement.

“Company Parties” shall have the meaning specified in the first paragraph of this Agreement.

“Control Agreement” shall have the meaning given to such term in the ABL Credit Agreement.

“Copyrights” shall have the meaning given to such term in the ABL Credit Agreement.

“Deposit Accounts” shall have the meaning given to such term in the ABL Credit Agreement.

“Environmental Laws” shall have the meaning given to such term in the ABL Credit Agreement.

“Environmental Liability” shall have the meaning given to such term in the ABL Credit Agreement.

“Equipment” shall have the meaning given to such term in the ABL Credit Agreement.

“ERISA Affiliates” shall have the meaning given to such term in the ABL Credit Agreement.

“Excluded Account” shall have the meaning given to such term in the ABL Credit Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Subsidiaries” shall have the meaning given to such term in the ABL Credit Agreement.

“GAAP” shall have the meaning given to such term in the ABL Credit Agreement.

“Goods” shall have the meaning given to such term in the ABL Credit Agreement.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

“Governmental Authority” shall have the meaning given to such term in the ABL Credit Agreement.

“Guarantors” shall have the meaning specified in the first paragraph of this Agreement.

“Hazardous Materials” shall have the meaning given to such term in the ABL Credit Agreement.

“Indebtedness” shall have the meaning given to such term in the ABL Credit Agreement.

“Indenture” means that certain Senior Secured Convertible Notes Indenture, dated the date hereof, by and among the Company, the Guarantors, and Wilmington Savings Fund Society, FSB, as trustee and as noteholder collateral agent, relating to the Company’s 6.000% Senior Secured Convertible Notes due 2023, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Information Statement” shall have the meaning specified in Section 3.26 of this Agreement.

“Intellectual Property” shall have the meaning given to such term in the ABL Credit Agreement.

“Intellectual Property Licenses” shall have the meaning given to such term in the ABL Credit Agreement.

“Intercreditor Agreement” shall have the meaning given to such term in the ABL Credit Agreement.

“Inventory” shall have the meaning given to such term in the ABL Credit Agreement.

“Legal Requirements” means, as to any Person, the organizational documents of such Person, and any governmental treaty, law (including the common law), statute, ordinance, code, rule, regulation, guidelines, license, permit requirement, order or determination of an arbitrator or a court or other Governmental Authority, and the interpretation or administration thereof, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Lien” shall have the meaning given to such term in the ABL Credit Agreement.

“Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Change” means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Company Parties and their Subsidiaries taken as a whole, (b) a material impairment of the ability of any Company Party or any of its Subsidiaries to perform its obligations under the Transaction Documents to which it is a party, or (c) any claim against any Company Indenture Party or its Subsidiaries or written threat of material litigation which if determined adversely to any Company Indenture Party or any of its Subsidiaries, would result in the occurrence of an event described in clause (a) or (b) above.

“Material Contract” shall have the meaning given to such term in the ABL Credit Agreement.

“New Intercreditor Agreement” means that certain Intercreditor Agreement, dated the date hereof, by and among the Agent, as ABL Agent, the Term Agent (as defined in the Intercreditor Agreement) and the Noteholder Agent (as defined in the Intercreditor Agreement) party thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Notes” means the 6.00% Senior Secured Convertible Notes due 2023 in an aggregate principal amount of up to $60,500,000, in the form attached to the Indenture.

“Note Purchase Price” shall have the meaning specified in Section 2.1 of this Agreement.

“Obligations” means (a) obligations of the Company and the other Company Indenture Parties from time to time under the Indenture and the other Indenture Documents and (b) under this Agreement and the Transaction Documents.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Patents” shall have the meaning given to such term in the ABL Credit Agreement.

“Patriot Act” shall have the meaning given to such term in Section 3.15.

“Person” means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Permitted Disposition” shall have the meaning given to such term under the ABL Loan Agreement.

“Permitted Foreign Deposit Accounts” shall have the meaning given to such term under the ABL Loan Agreement.

“Permitted Liens” shall have the meaning given to such term under the ABL Loan Agreement.

“Permitted Protests” shall have the meaning given to such term under the ABL Loan Agreement.

“Preempted Perfection Equipment” shall have the meaning given to such term under the ABL Loan Agreement.

“Projections” means the Company’s forecasted (a) balance sheets, (b) profit and loss statements, and (c) cashflow statements, all prepared on a basis consistent with Company’s historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

“Purchaser” and “Purchasers” shall have the meaning specified in the first paragraph of this Agreement.

“Purchaser Material Adverse Effect” means any material and adverse effect on the ability of a Purchaser to consummate the transactions, or perform its obligations, under any Transaction Document on a timely basis.

“Real Property” shall have the meaning given to such term under the ABL Loan Agreement.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated the date hereof, by and among, the Purchasers, the Company and the Guarantors, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.

“Sanctioned Person” means a person named on the list of Specially Designated Nationals maintained by OFAC.

“Sarbanes Oxley Act” Sarbanes-Oxley Act of 2002.

“SEC Reports” shall have the meaning given to such term in Section 3.7.

“Securities” means the Notes, the Guarantors’ guarantees of the Obligations, and the Warrants and the shares of Common Stock issuable upon conversion of the Notes and upon exercise of the Warrants.

“Securities Accounts” shall have the meaning given to such term under the ABL Loan Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means that certain Security Agreement, dated the date hereof, among the Collateral Trustee, the Company and the Guarantors, as it may be amended or supplemented from time to time.

“Security Documents” means the Security Agreement and all other security and/or other collateral documents entered into in connection with the Indenture and the Notes, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Senior Notes” means the 10.000% Senior Notes due 2019 issued by Company under the Senior Notes Indenture.

“Senior Notes Indenture” means that certain Indenture, dated as July 27, 2016, by and among the Company, the Guarantors, and Wilmington Savings Fund Society, FSB, as trustee and as noteholder collateral agent, as supplemented by that certain First Supplemental Indenture thereto, dated as of January 26, 2018, relating to the Company’s for 10.000% Senior Notes due 2019.

“Senior Notes Documents” means the Senior Notes Indenture and any other instrument or agreement entered into, now or in the future, by any Company Indenture Party or any of its Subsidiaries or the trustee of the Senior Notes Indenture in connection with the Senior Notes Indenture.

“Share Increase Proposal” shall have the meaning specified in Section 5.1(k)(ii).

“Solvent” shall have the meaning given to such term under the ABL Loan Agreement.

“Stock” means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3al1-1 of the General Rules and Regulations promulgated by the Commission under the Exchange Act).

“Stockholder Consent” means the written consent of the holders of at least a majority of the Company’s outstanding shares of Common to approve the issuance of shares of Common Stock representing more than 19.99% of the outstanding shares of Common Stock pursuant to the terms of the Notes that may be issued pursuant to the Indenture and this Agreement, for purposes of satisfying the applicable rules of the NASDAQ Capital Market.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Taxes” means all present and future taxes, levies, imposts, duties, fees, assessments, deductions, withholding (including backup withholding) or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments and all interest, penalties or similar additions with respect thereto.

“Term Documents” means the Term Credit Agreement and any other loan or security documents executed in connection therewith, each as amended, restated, modified or supplemented from time to time in accordance with the Intercreditor Agreement.

“Term Lenders” means the lenders from time to time party to the Term Credit Agreement, and Term Agent, as agent.

“Term Loan Obligations” means all principal, interest, and other obligations owing under the Term Documents.

“Trademarks” shall have the meaning given to such term under the ABL Loan Agreement.

“Trading Market” means the NYSE MKT, The New York Stock Exchange, The NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the IEX (or any of their respective successors).

“Transaction Documents” means, collectively, this Agreement, the Commitment Allocation Letters, the Indenture, the Notes, the Security Documents, the Registration Rights Agreement, the New Intercreditor Agreement and any other instrument or agreement entered into, by any Company Indenture Party or any of its Subsidiaries in connection with the transactions contemplated hereby or thereby.

“Warrants” means a warrant, issued upon conversion of any Note in accordance with the Indenture and pursuant to a warrant agreement in substantially the form attached as Exhibit B, to acquire the number of shares of Common Stock that would otherwise have been issuable upon conversion of such Note in accordance with the Indenture, in lieu of receiving the shares of Common Stock upon conversion of such Notes.

Exhibit A

Form of Warrant Election Notice

NOTICE OF WARRANT ELECTION OPTION

[            ]

SAExploration Holdings, Inc.

1160 Dairy Ashford, Suite 160

Houston, Texas 77079

Attention: Brent Whiteley, Chief Financial Officer and General Counsel

Re: Conversion of 6.00% Senior Secured Convertible Notes

The undersigned, absent the election below, would be entitled to receive [X] shares of common stock (the “Common Stock”), par value $0.0001, upon conversion (the “Conversion”) of $[            ] principal amount of 6.00% Senior Secured Convertible Notes (the “Notes”) pursuant to the Senior Secured Notes Indenture (the “Indenture”), dated September 26, 2018, by and among the SAExploration Holdings, Inc. (the “Company”), the guarantors party thereto and Wilmington Savings Fund Society, FSB, as trustee and collateral trustee. Pursuant to Section 5.1(j) of that certain Note Purchase Agreement (the “Note Purchase Agreement”), dated September 26, 2018, by and among the Company and the purchasers party thereto, the undersigned hereby irrevocably elects to receive [Y] warrants to purchase [X] shares of Common Stock in lieu of shares of Common Stock upon such Conversion.

The undersigned hereby represents that:

1.	as of the date hereof, it beneficially owns the Notes;

2.	it is a Permitted Holder (as defined in the Indenture); and

3.	it has complied with the conversion procedures in the Indenture.

Capitalized terms used herein but not defined shall have the meanings given to them in the Indenture.

[Name of holder]

By:
Name:
Title:

Exhibit B

Form of Warrant

FORM OF WARRANT AGREEMENT

dated as of [            ]

between

SAExploration Holdings, Inc.

and

Continental Stock Transfer & Trust Company,

as Warrant Agent

		Page

Article 1 Definitions		1

Section 1.01	Certain Definitions	1

Article 2 Issuance, Execution and Transfer of Warrants		8

Section 2.01	Issuance and Delivery of Warrants	8

Section 2.02	Reserved	8

Section 2.03	Registration, Transfer, Exchange and Substitution	1

Section 2.04	Reserved	9

Section 2.05	Reserved	9

Section 2.06	Limitations on Transfer	9

Article 3 Exercise and Settlement of Warrants		12

Section 3.01	Exercise of Warrants	12

Section 3.02	Procedure for Exercise by Warrant Holder	12

Section 3.03	Procedure for Mandatory Exercise	13

Section 3.04	Settlement of Warrants	13

Section 3.05	Delivery of Common Shares	14

Section 3.06	No Fractional Common Shares to Be Issued	16

Section 3.07	Acquisition of Warrants by Company	16

Section 3.08	Validity of Exercise	16

Section 3.09	Certain Calculations	16

Section 3.10	Limitation on Exercise	17

Section 3.11	Form and Delivery	17

Article 4 Adjustments		17

Section 4.01	Adjustments to Number of Common Shares	17

Section 4.02	Adjustments to Number of Warrants	20

Section 4.03	Certain Distributions of Rights and Warrants	20

Section 4.04	Stockholder Rights Plans	21

Section 4.05	Restrictions on Adjustments	22

Section 4.06	Successor upon Consolidation, Merger and Sale of Assets	23

Section 4.07	Adjustment upon Reorganization Event	23

Section 4.08	Reserved	25

i

(continued)

ii

(continued)

EXHIBIT A	FORM OF WARRANT STATEMENT

EXHIBIT B	FORM OF EXERCISE NOTICE

EXHIBIT C	WARRANT AGENT FEE SCHEDULE

iii

WARRANT AGREEMENT

Warrant Agreement (as it may be amended from time to time, this “Warrant Agreement”), dated as of [            ], between SAExploration Holdings, Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Warrant Agent”).

WITNESSETH THAT:

WHEREAS, the Company is issuing Series F Warrants (the “Warrants”) to purchase shares of common stock, par value $0.0001 per share, of the Company (“Common Shares”) to certain eligible holders of record of the Company’s 6.00% Senior Secured Convertible Notes.

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, exchange, Transfer (as defined below), substitution and exercise of the Warrants;

WHEREAS, the Company desires to provide for the terms upon which the Warrants shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants;

WHEREAS, the Warrants have the terms and conditions set forth in this Warrant Agreement (including the Exhibits hereto); and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when issued and delivered on behalf of the Company and registered on the books of the Warrant Agent as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Warrant Agreement.

NOW THEREFORE in consideration of the mutual agreements herein contained, the Company and the Warrant Agent agree as follows:

Article 1

DEFINITIONS

Section 1.01 Certain Definitions. As used in this Warrant Agreement, the following terms shall have their respective meanings set forth below:

“Affiliate” shall mean, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliated Buyer” means, with respect to an Asset Sale or tender offer, any Person (i) who is an Affiliate of the Company, (ii) who is an officer, director, employee or member of the Company or any Affiliate of the Company, or (iii) a majority of which Person’s total outstanding equity, upon consummation of such transaction, is held by Persons who are equity holders in the Company immediately prior to the consummation of such transaction.

“Appropriate Officer” means the Chief Executive Officer, President, the Chief Financial Officer, any Executive Vice President, any Senior Vice President or any Vice President, any Treasurer or Secretary of the Company.

“Asset Sale” has the meaning set forth in Section 4.06(c).

“Board” means the board of directors of the Company or any committee of such board duly authorized to exercise the power of the board of directors with respect to the matters provided for in this Warrant Agreement as to which the board of directors is authorized or required to act.

“Business Day” means any day other than (x) a Saturday or Sunday or (y) any day which is a legal holiday in the State of New York or a day on which banking institutions and trust companies in the state in which the Warrant Agent is located are authorized or obligated by Law, regulation or executive order to close.

“Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Change of Control” means the occurrence of any of the following: (i) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than a Permitted Holder; (ii) the adoption or the approval by the holders of capital stock of a plan relating to the liquidation or dissolution of the Company; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any person, other than a Permitted Holder, becomes the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; or (iv) the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding voting stock of the Company or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee person (immediately after giving effect to such issuance). For the avoidance of doubt, a Change of Control will not be deemed to have occurred if a Permitted Holder has the ability to appoint a majority of the Board of the Company, and none of the transactions contemplated by the RSA shall be deemed a Change of Control.

“Close of Business” means 5:00 p.m., New York City time.

“Closing Date” means [            ].

“Common Shares” has the meaning set forth in the recitals.

“Common Shares Deemed Outstanding” means, at any given time, the sum of (a) the number of Common Shares actually outstanding at such time, plus (b) the number of Common Shares issuable upon conversion or exchange of Convertible Securities actually outstanding at such time, regardless of whether the Convertible Securities are actually exercisable at such time, plus (c) the number of Common Shares reserved for issuance at such time under the Management Plan or any other equity incentive plan of the Company, regardless of whether the Common Shares are actually subject to outstanding options at such time or whether any outstanding options are actually exercisable at such time; provided, that Common Shares Deemed Outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries.

“Company” has the meaning set forth in the preamble.

“Company Order” means a written request or order signed in the name of the Company by any Appropriate Officer or other duly authorized officer of the Company and delivered to the Warrant Agent.

“Conversion Blocker” has the meaning set forth in Section 3.10.

“Convertible Securities” means options, rights, warrants or other securities convertible into or exchangeable or exercisable for Common Shares (including the Warrants).

“Domestic Restricted Warrant” means a Warrant issued in reliance on Regulation D or Section 4(a)(2) of the Securities Act.

“Equity Incentive Plans” means any equity incentive plans for officers, employees or directors of the Company, including the Management Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the related rules and regulations promulgated there under.

“Exchange Offer” means the Company’s exchange offer and consent solicitation related to the Company’s 10.000% Senior Secured Second Lien Notes due 2019 and the Company’s 10.000% Senior Secured Notes due 2019.

“Exercise Date” has the meaning, (i) with respect to exercise by a Warrant Holder, set forth in Section 3.02(b), and (ii) with respect to exercise by the Company, set forth in Section 3.03(b).

“Ex-Date” means with respect to a dividend or distribution to holders of the Common Shares, the first date on which the Common Shares can be traded without the right to receive such dividend or distribution.

“Exercise Notice” means, for any Warrant, an exercise notice substantially in the form set forth in Exhibit B hereto.

“Exercise Price” means $0.0001 per share.

“Existing Indenture” means the Indenture dated as of July 27, 2016, among the Company, its domestic subsidiaries party thereto and Wilmington Savings Fund Society, FSB, as trustee and noteholder collateral agent.

“Fair Value,” as of a specified date, means the price per Common Share, other Securities or other distributed property determined as follows:

(i) in the case of Common Shares or other Securities listed on the New York Stock Exchange or the NASDAQ Stock Market, the VWAP of a Common Share or a single unit of such other Security for the 20 Trading Days ending on, but excluding, the specified date (or if the Common Shares or other Security has been listed for less than 20 Trading Days, the VWAP for such lesser period of time);

(ii) in the case of Common Shares or other Securities not listed on the New York Stock Exchange or the NASDAQ Stock Market, the VWAP of a Common Share or a single unit of such other Security in composite trading for the principal U.S. national or regional securities exchange on which such securities are then listed for the 20 Trading Days ending on, but excluding, the specified date (or if the Common Shares or other Security has been listed for less than 20 Trading Days, the VWAP for such lesser period of time); or

(iii) in all other cases, the fair value per Common Share, other Securities or other distributed property as of a date not earlier than 10 Business Days preceding the specified date as determined in good faith by the Board and, if the Board elects to engage the same, upon the advice of an independent investment banking, financial advisory or valuation firm or appraiser selected by the Board (a “Representative”); provided, however, that

(iv) notwithstanding the foregoing, if the Board determines in good faith that the application of clauses (i) or (ii) of this definition would result in a VWAP based on the trading prices of a thinly-traded Security such that the price resulting therefrom may not represent an accurate measurement of the fair value of such Security, the Board at its election may apply the provisions of clause (iii) of this definition in lieu of the applicable clause (i) or (ii) with respect to the determination of the fair value of such Security.

“Full Physical Settlement” means the settlement method pursuant to which an exercising Warrant Holder shall be entitled to receive from the Company, for each Warrant exercised, a number of Common Shares equal to the Full Physical Share Amount in exchange for payment by the Warrant Holder of the applicable Exercise Price.

“Full Physical Share Amount” means, for each Warrant exercised as to which Full Physical Settlement is applicable, one Common Share (subject to adjustment as specified in Section 4.01(c) and (d) and Section 4.02).

“Fully Diluted Basis” means the issued and outstanding Common Shares of the Company, assuming the exercise or conversion of all outstanding Convertible Securities for cash, but excluding any Common Shares or Convertible Securities issued or issuable pursuant to (i) an Equity Incentive Plan, (ii) the Company’s outstanding Series A Warrants or (iii) the Company’s outstanding Series B Warrants.

“Fundamental Equity Change” has the meaning set forth in Section 4.06(a).

“Funds” has the meaning set forth in Section 3.02(d).

“Funds Account” has the meaning set forth in Section 3.02(d).

“Governmental Authority” means (a) any national, supranational, federal, state, provincial, county, municipal or local government or any entity exercising executive, legislative, judicial, quasi-judicial, arbitral, regulatory, taxing or administrative functions of or pertaining to government and (b) any agency, commission, division, bureau, department, court, tribunal, instrumentality, authority, quasi-governmental authority or other political subdivision of any government, entity or organization described in the foregoing clause (a), in each case, whether U.S. or non-U.S.

“Law” means any Order, law, statute, regulation, code, ordinance, policy, rule, consent decree, consent order or other requirement of any Governmental Authority.

“Management Plan” means the management incentive plan adopted by the Company which shall reserve 10%, on a Fully Diluted Basis, of the total outstanding Common Shares for distribution to covered employees, as amended, restated or otherwise modified from time to time.

“Net Share Amount” means for each Warrant exercised as to which Net Share Settlement is applicable, a fraction of a Common Share equal to (i) the Fair Value (as of the Exercise Date for such Warrant) of one Common Share minus the Exercise Price therefor divided by (ii) such Fair Value. The number of Common Shares issuable upon exercise, on the same Exercise Date, of Warrants as to which Net Share Settlement is applicable shall be aggregated, with any fractional Common Share rounded down to the nearest whole share as provided in Section 3.06. In no event shall the Company deliver a fractional Common Share in connection with an exercise of Warrants as to which Net Share Settlement is applicable.

“Net Share Settlement” means the settlement method pursuant to which an exercising Warrant Holder shall be entitled to receive from the Company, for each Warrant exercised, a number of Common Shares equal to the product of (i) the number of Common Shares then issuable upon exercise of one Warrant times (ii) Net Share Amount without any payment of Cash therefor.

“Number of Warrants” means the “Number of Warrants” specified in the Warrant Register, subject to adjustment pursuant to Article 4.

“Officer’s Certificate” means a certificate signed by any Appropriate Officer or other duly authorized officer of the Company.

“Open of Business” means 9:00 a.m., New York City time.

“Order” means any award, injunction, judgment, decree, order, ruling, subpoena or verdict or other decision issued, promulgated or entered by or with a Governmental Authority of competent jurisdiction.

“Permitted Holders” means (a) Whitebox Advisors LLC, BlueMountain Capital Management, LLC, Highbridge Capital Management, LLC, Morgan Stanley Investment Management Inc., DuPont Capital Management, Amzak Capital Management, LLC, Minerva Advisors, Steven Roth, and any Related Party of any of the foregoing, (b) any Person acting in the capacity of an underwriter or initial purchaser in connection with a public or private offering of the capital stock of the Company or any direct or indirect parent entity or securities convertible into or exchangeable or exercisable for such capital stock, (c) any immediate family member of a Person (in the case of an individual) described in clause (a) above, (d) any trust, corporation, partnership, limited liability company or other entity, of whose Voting Stock more than 50% is beneficially owned by one or more of the Persons described in clauses (a), (b), and (c) and (e) any co-investor in any person described in clause (d) above.

“Person” means an individual, partnership, firm, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Shares have the right to receive any Cash, Securities or other property or in which Common Shares (or another applicable Security) are exchanged for or converted into, or any combination of, Cash, Securities or other property, the date fixed for determination of holders of Common Shares entitled to receive such Cash, Securities or other property or participate in such exchange or conversion (whether such date is fixed by the Board or by statute, contract or otherwise).

“Reference Property” has the meaning set forth in Section 4.07(a).

“Registration Rights Agreement” shall mean that certain Registration Rights Agreement, dated as of January 29, 2018, by and among the Company and certain holders of the Company’s Securities, entered into in conjunction with the Exchange Offer.

“Regulation D” means Regulation D promulgated under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Warrant” means a Warrant issued pursuant to Regulation S.

“Related Party” of a Person means (1) any fund manager of such Person or any fund or account under common management with such Person, (2) any controlling equityholder of such Person and (3) any Person or entity of whose Voting Stock more than 50% is beneficially owned by such Person.

“Reorganization Event” has the meaning set forth in Section 4.07(a).

“Representative” has the meaning set forth in clause (iii) of the definition of Fair Value.

“Restricted Ownership Percentage” has the meaning set forth in Section 3.10.

“RSA” means the Restructuring Support Agreement dated as of December 19, 2017 among the Company and the Supporting Holders identified therein, as amended, restated or otherwise modified from time to time.

“SEC” means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

“Securities” means (i) any capital stock (whether Common Shares or preferred stock, voting or non-voting), partnership, membership or limited liability company interest or other equity or voting interest, (ii) any right, option, warrant or other security or evidence of indebtedness convertible into, or exercisable or exchangeable for, directly or indirectly, any interest described in clause (i), (iii) any notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, and (iv) any other “securities,” as such term is defined or determined under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the related rules and regulations promulgated thereunder.

“Settlement Date” means, in respect of a Warrant that is exercised hereunder, the second Business Day immediately following the Exercise Date for such Warrant.

“Subsidiary” means, as to any Person, any corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or other interests having by their terms voting power to elect a majority of the Board or others performing similar functions with respect to such corporation or other organization is directly or indirectly beneficially owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

“Trading Day” means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which Securities are not traded on the applicable securities exchange.

“Transfer” means, with respect to any Warrant, to directly or indirectly (whether by act, omission or operation of law), sell, exchange, transfer, hypothecate, negotiate, gift, convey in trust, pledge, assign, encumber, or otherwise dispose of, or by adjudication of a Person as bankrupt, by assignment for the benefit of creditors, by attachment, levy or other seizure by any creditor (whether or not pursuant to judicial process), or by passage or distribution of Warrants under judicial order or legal process, carry out or permit the transfer or other disposition of, all or any portion of such Warrant.

“Transfer Agent” means Continental Stock Transfer & Trust Company or its successors.

“Transferee” means a Person to whom any Warrant is Transferred.

“Unit of Reference Property” has the meaning set forth in Section 4.07(a).

“Voting Stock” of a person, as of any time, means the equity securities of such person that at such time is entitled to vote in the election of the board of directors (or similar governing body) of such person.

“VWAP” means, for any Trading Day, the price for Securities (including Common Shares) determined by the daily volume weighted average price per unit of such Securities for such Trading Day on the trading market on which such Securities are then listed or quoted, in each case, for the regular trading session (including any extensions thereof, without regard to pre-open or after hours trading outside of such regular trading session) as reported on the New York Stock Exchange or NASDAQ Stock Market, or if such Securities are not listed or quoted on the New York Stock Exchange or NASDAQ Stock Market, as reported by the principal U.S. national or regional securities exchange on which such Securities are then listed or quoted, whichever is applicable, as published by Bloomberg at 4:15 P.M., New York City time (or 15 minutes following the end of any extension of the regular trading session), on such Trading Day, or if such volume weighted average price is unavailable or in manifest error, the price per unit of such Securities using a volume weighted average price method selected by an independent nationally recognized investment bank or other qualified financial institution selected by the Board.

“Warrant” or “Warrants” means the warrants of the Company, each of which is exercisable for a single Common Share as provided herein, issued pursuant to this Warrant Agreement with the terms, conditions and rights set forth herein.

“Warrant Agent” has the meaning set forth in the preamble and shall include any successor warrant agent appointed in accordance with Section 7.03.

“Warrant Agreement” has the meaning set forth in the preamble.

“Warrant Holder” has the meaning set forth in Section 7.19.

“Warrant Register” has the meaning set forth in Section 2.03(a).

“Warrant Statement” has the meaning set forth in Section 2.01(a).

Article 2

ISSUANCE, EXECUTION AND TRANSFER OF WARRANTS

Section 2.01 Issuance and Delivery of Warrants.

(a) On the Closing Date, the Company shall initially issue upon original issuance an aggregate of [●] Warrants (such Number of Warrants to be subject to adjustment from time to time as described herein) in accordance with the terms of this Warrant Agreement by delivering to the Warrant Agent a Company Order specifying such aggregate Number of Warrants so to be issued and the names of the respective original Persons entitled thereto. Each Warrant shall be exercisable (upon payment of the Exercise Price and compliance with the procedures set forth in this Warrant Agreement) for one Common Share (subject to adjustment as specified in Section 4.01(c) and (d) and Section 4.02). On the Closing Date, the Warrant Agent shall, upon receipt of such Company Order, register the issuance of such Warrants by electronic entry registration in the Warrant Register. Upon such issuance, the Warrant Agent shall promptly deliver to the Warrant Holders a statement confirming the Number of Warrants held by such Warrant Holder as so registered on the Warrant Register, substantially in the form of Exhibit A herein (the “Warrant Statements”).

(b) All Warrants issued under this Warrant Agreement shall in all respects be equally and ratably entitled to the benefits hereof, without preference, priority, or distinction on account of the actual time of the issuance or any other terms thereof. Each Warrant shall be, and shall remain, subject to the provisions of this Warrant Agreement until such time as such Warrant shall have been duly exercised or shall have been canceled in accordance with the terms hereof. The Warrant Holder shall be bound by all of the terms and provisions of this Warrant Agreement as fully and effectively as if the Warrant Holder had signed the same.

(c) Any Warrant that is forfeited by a Warrant Holder or repurchased by the Company shall be deemed to be no longer outstanding for all purposes of this Warrant Agreement.

Section 2.02 Reserved.

Section 2.03 Registration, Transfer, Exchange and Substitution.

(a) The Company shall cause to be kept at the office of the Warrant Agent, and the Warrant Agent shall maintain, an electronic entry register (the “Warrant Register”) in which the Company shall provide for the registration of any Warrants and Transfers, exchanges and cancellations thereof and for changes in the Number of Warrants as provided herein. Any Warrant issued upon any registration of Transfer or exchange of or substitution for any Warrant shall be a valid obligation of the Company, evidencing the same obligations, and entitled to the same benefits under this Warrant Agreement, as any Warrant tendered or otherwise surrendered for such registration of Transfer, exchange or substitution.

(b) A Warrant may be Transferred upon the delivery of a written instruction of Transfer in form reasonably satisfactory to the Warrant Agent and the Company, duly executed by the Warrant Holder or by such Warrant Holder’s attorney, duly authorized in writing. No such Transfer shall be effected until, and the Transferee shall succeed to the rights of the Warrant Holder only upon, final acceptance and registration of the Transfer in the Warrant Register by the Warrant Agent. Upon such acceptance and registration, the Warrant Agent shall promptly deliver a Warrant Statement to such designated Transferee or Transferees. Prior to the registration of any Transfer of a Warrant by the Warrant Holder in the Warrant Register as provided herein, the Company, the Warrant Agent, and any agent of the Company or the Warrant Agent may treat the Person in whose name such Warrant is registered as the owner thereof for all purposes, notwithstanding any notice to the contrary. No service charge shall be made for any such registration of Transfer. A party requesting transfer of a Warrant must provide any evidence of authority that may be required by the Warrant Agent, including but not limited to, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association, Inc.

(c) Transfers hereunder shall be subject at all times to Section 2.06 hereof.

Section 2.04 Reserved.

Section 2.05 Cancellation of Warrants. The cancellation of any Warrant that has been exercised shall be registered effective as of the Exercise Date on the Warrant Register.

Section 2.06 Limitations on Transfer.

(a) Notwithstanding any other provision of this Warrant Agreement, the Warrants, and the Common Shares issuable upon exercise thereof, have not been registered under the Securities Act and, accordingly, may not be resold or otherwise transferred within the United States or to, or for the account or benefit of, U.S. Persons (as defined in Regulation S under the Securities Act), except as set forth in the following sentence. The Warrant Holders may not sell or transfer any Warrants in the absence of an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act. By accepting a Warrant (whether at initial issuance or pursuant to a Transfer thereof), the recipient thereof agrees (A) that, prior to the expiration of the applicable holding period pursuant to Rule 144 under the Securities Act, it will not resell or otherwise transfer such Warrants except (1) to the Company or any Subsidiary thereof or (2) in accordance with an exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company or the Warrant Agent so requests), and (B) to inform any subsequent Warrant Holder of the limitations on Transfer set forth in this Section 2.06, and shall instruct and direct each such Warrant Holder to conform to the restrictions set forth herein and shall maintain any applicable legends in its books and records. Any attempted or purported Transfer of all or a portion of the Warrants held by a Warrant Holder in violation of this Section 2.06 shall be null and void and of no force or effect whatsoever, such purported transferee will not be treated as an owner of the Warrants for purposes of this Warrant Agreement or otherwise, and the Warrant Agent will not register such Transfer in the Warrant Register. The Common Shares issuable in connection with the exercise of a Warrant shall be issued in accordance with Section 3.05(b) hereof. The Warrant Agent shall not be under any duty or responsibility to ensure compliance by the Company, any Warrant Holder or any other Person with any applicable U.S. federal or state securities laws.

(b) Legend.

(1) Each Warrant Statement shall bear a legend in substantially the following form:

“THIS WARRANT AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

1. REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS [AN “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a) UNDER THE SECURITIES ACT) (AN “ACCREDITED INVESTOR”)] [NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT)], AND

2. AGREES FOR THE BENEFIT OF SAEXPLORATION HOLDINGS, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST DATE OF INITIAL ISSUANCE HEREOF OR SUCH OTHER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) PURSUANT TO AN EXEMPTION FROM REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(B) ABOVE, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

(2) Each certificate evidencing Common Stock in certificated form, and each transaction statement with respect to Common Stock in uncertificated form, shall bear a legend in substantially the following form:

“THIS SHARE OF COMMON STOCK HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SHARE OF COMMON STOCK NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

1. REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS [AN “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a) UNDER THE SECURITIES ACT) (AN “ACCREDITED INVESTOR”)] [NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT)], AND

2. AGREES FOR THE BENEFIT OF SAEXPLORATION HOLDINGS, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST DATE OF INITIAL ISSUANCE HEREOF OR SUCH OTHER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)	TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)	PURSUANT TO AN EXEMPTION FROM REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(B) ABOVE, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

Article 3

EXERCISE AND SETTLEMENT OF WARRANTS

Section 3.01 Exercise of Warrants. Subject to and upon compliance with the terms and conditions set forth herein, Warrants may be exercised immediately and at any time and from time to time, for the Common Shares obtainable thereunder. Only whole Warrants may be exercised.

Section 3.02 Procedure for Exercise by Warrant Holder.

(a) To exercise each Warrant, a Warrant Holder must arrange for (i) the delivery of the Exercise Notice duly completed and executed to the principal office of the Warrant Agent and the Company, together with any evidence of authority that may be required by the Warrant Agent, including but not limited to, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association, Inc., (ii) if Full Physical Settlement is elected, payment to the Warrant Agent in an amount equal to the respective Exercise Price for each Common Share issuable upon exercise of each Warrant to be exercised together with all applicable taxes and charges thereto, and (iii) compliance with all other procedures established by the Warrant Agent for the exercise of Warrants.

(b) The date on which all the requirements for exercise set forth in this Section 3.02 in respect of a Warrant are satisfied is the “Exercise Date” for such Warrant.

(c) Subject to Section 3.02(e) and Section 3.02(f), any exercise of a Warrant by a Warrant Holder pursuant to the terms of this Warrant Agreement shall be irrevocable and enforceable in accordance with its terms.

(d) All funds received by the Warrant Agent under this Warrant Agreement that are to be distributed or applied by the Warrant Agent in the performance of services in accordance with this Warrant Agreement (the “Funds”) shall be held by the Warrant Agent as agent for the Company and deposited in one or more bank accounts to be maintained by the Warrant Agent in its name as agent for the Company (the “Funds Account”). Until paid pursuant to the terms of this Warrant Agreement, the Warrant Agent will hold the Funds through the Funds Account in deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating), each as reported by Bloomberg Finance L.P. The Warrant Agent shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by the Warrant Agent in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. The Warrant Agent may from time to time receive interest, dividends or other earnings in connection with such deposits. The Warrant Agent shall not be obligated to pay such interest, dividends or earnings to the Company, any Warrant Holder or any other party.

(e) In connection with any exercise of a Warrant by a Warrant Holder, the Company shall assist and cooperate with any Warrant Holder required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of a Warrant (including, without limitation, making any filings required to be made by the Company), and any exercise of a Warrant may be made contingent upon the making of any such filing and the receipt of any such approval.

(f) Notwithstanding any other provision of this Warrant Agreement, if the exercise of any Warrant by a Warrant Holder is to be made in connection with a registered public offering or a Change of Control, such exercise may, upon proper election in the Exercise Notice, be conditioned upon consummation of such transaction or event, in which case such exercise shall not be deemed effective until the consummation of such transaction or event.

(g) The Warrant Agent shall forward funds deposited in the Funds Account in a given month by the fifth Business Day of the following month by wire transfer to an account designated by the Company.

(h) Payment of the applicable Exercise Price by or on behalf of a Warrant Holder upon exercise of Warrants, in the case of Full Physical Settlement, shall be by federal wire or in lawful money of the United States, in good certified check or good bank draft payable to the order of the Warrant Agent.

Section 3.03 Procedure for Mandatory Exercise.

(a) Subject to Section 3.10, upon a Change of Control and for a period of 30 days following such consummation, the Company may cause all (but not less than all) of the outstanding Warrants to be mandatorily exercised by issuing a press release for publication on the Dow Jones News Service or Bloomberg Business News (or if either such service is not available, another broadly disseminated news or press release service selected by the Company) announcing such mandatory exercise and specifying the terms of such mandatory exercise.

(b) The “Exercise Date” will be a date selected by the Company that will be no earlier than 5 Business Days and no later than 20 Business Days after the date on which the Company issues such press release.

(c) Net Share Settlement will apply to any Warrant exercised by the Company pursuant to this Section 3.03.

(d) In addition to any information required by applicable law or regulation, the press release and notice of mandatory exercise described in Section 3.03(a) shall state, as appropriate: (1) the Exercise Date; and (2) the number of shares of Common Stock to be issued upon exercise of each Warrant.

(e) On and after the Exercise Date established pursuant to Section 3.03(b), all rights of Holders of Warrants shall terminate except for the right to receive the whole shares of Common Stock issuable upon exercise thereof with any fractional Common Share rounded down to the nearest whole share as provided in Section 3.06.

Section 3.04 Settlement of Warrants.

(a) Full Physical Settlement shall apply to each Warrant unless the Warrant Holder elects for Net Share Settlement to apply upon exercise of such Warrant or in the case of exercise by the Company pursuant to Section 3.03. Such election shall be made in the Exercise Notice for such Warrant.

(b) If Full Physical Settlement applies to the exercise of a Warrant, upon the proper and valid exercise thereof by a Warrant Holder, the Company shall cause to be delivered to the exercising Warrant Holder the Full Physical Settlement Amount on the Settlement Date, with any fractional Common Share rounded down to the nearest whole share as provided in Section 3.06.

(c) If Net Share Settlement applies to the exercise of a Warrant, upon the proper and valid exercise thereof by a Warrant Holder or the Company, the Company shall cause to be delivered to the Warrant Holder the Net Share Amount on the Settlement Date, with any fractional Common Share rounded down to the nearest whole share as provided in Section 3.06.

(d) If there is a dispute as to the determination of the applicable Exercise Price or the calculation of the number of shares of Common Shares to be delivered to an exercising Warrant Holder, the Company shall cause to be promptly delivered to the exercising Warrant Holder the number of Common Shares that is not in dispute.

Section 3.05 Delivery of Common Shares.

(a) In connection with the exercise of Warrants by a Warrant Holder, the Warrant Agent shall:

(1) examine all Exercise Notices and all other documents delivered to it to ascertain whether, on their face, such Exercise Notices and any such other documents have been executed and completed in accordance with their terms;

(2) where an Exercise Notice or other document appears on its face to have been improperly completed or executed or some other irregularity in connection with the exercise of the Warrant exists, endeavor to inform the appropriate parties (including the Person submitting such instrument) of the need for fulfillment of all requirements, specifying those requirements which appear to be unfulfilled;

(3) inform the Company of and cooperate with and assist the Company in resolving any reconciliation problems between the Exercise Notices received and delivery of Warrants to the Warrant Agent’s account;

(4) advise the Company with respect to an exercise, no later than two Business Days following the satisfaction of each of the applicable procedures for exercise set forth in Section 3.02(a), of (v) the receipt of such Exercise Notice and the number of Warrants exercised in accordance with the terms and conditions of this Warrant Agreement, (w) the number of Common Shares to be delivered by the Company; (x) the instructions with respect to issuance of the Common Shares, subject to the timely receipt from the Warrant Holder of the necessary information, (y) the number of Persons who will become holders of record of the Company (who were not previously holders of record) as a result of receiving Common Shares upon exercise of the Warrants and (z) such other information as the Company shall reasonably require;

(5) promptly deposit in the Funds Account all Funds received in payment of the applicable Exercise Price in connection with Full Physical Settlement of Warrants; and

(6) provide to the Company, upon the Company’s request, the number of Warrants previously exercised, the number of Common Shares issued in connection with such exercises and the number of remaining outstanding Warrants.

(b) In connection with the mandatory exercise of Warrants by the Company, the Warrant Agent shall advise the Company of (1) the number of Common Shares to be delivered by the Company; (2) the instructions with respect to issuance of the Common Shares, subject to the timely receipt from the Warrant Holder of the necessary information, (3) the number of Persons who will become holders of record of the Company (who were not previously holders of record) as a result of receiving Common Shares upon exercise of the Warrants and (4) such other information as the Company shall reasonably require.

(c) If a registration statement covering the resale of the Common Shares issuable in connection with the exercise of a Warrant and naming the Warrant Holder as a selling stockholder thereunder is not effective or the Common Shares issued in connection with such exercise are not freely transferable without volume restrictions pursuant to Rule 144(b) under the Securities Act, with respect to each properly exercised Warrant in accordance with this Warrant Agreement, the Company shall, in accordance with the applicable Exercise Notice, effect an electronic delivery of the Common Shares with appropriate restrictive legends issuable in connection with such exercise to the Warrant Holder’s account. If a registration statement covering the resale of the Common Shares the Common Shares issuable in connection with the exercise of a Warrant and naming the Warrant Holder as a selling stockholder thereunder is effective or the Common Shares issued in connection with such exercise are freely transferable without volume restrictions pursuant to Rule 144(b) under the Securities Act, with respect to each properly exercised Warrant in accordance with this Warrant Agreement, the Company shall, in accordance with such Exercise Notice, effect an electronic delivery of the Common Shares free of restrictive legends issuable in connection with such exercise to the Warrant Holder’s account. The Person on whose behalf and in whose name any Common Shares are registered shall for all purposes be deemed to have become the holder of record of such Common Shares as of the Close of Business on the applicable Exercise Date.

(d) If a registration statement covering a resale of Common Shares issued in connection with properly exercised Warrants is not effective and the Warrant Holder directs the Company to deliver the Common Shares issued in connection with such exercise in a name other than that of the Warrant Holder or an Affiliate of the Warrant Holder, such Warrant Holder shall deliver to the Company on the Exercise Date an opinion of counsel reasonably satisfactory to the Company to the effect that the issuance of such Common Shares in such other name may be made pursuant to an available exemption from the registration requirements of the Securities Act and all applicable state securities or blue sky laws.

(e) Promptly after the Warrant Agent shall have taken the action required by this Section 3.05 (or at such later time as may be mutually agreeable to the Company and the Warrant Agent), the Warrant Agent shall account to the Company with respect to the consummation of any exercise of any Warrants.

Section 3.06 No Fractional Common Shares to Be Issued.

(a) Notwithstanding anything to the contrary in this Warrant Agreement, the Company shall not be required to issue any fraction of a Common Share upon exercise of any Warrants.

(b) If any fraction of a Common Share would, except for the provisions of this Section 3.06, be issuable on the exercise of any Warrants, the Company shall instead round down to the nearest whole share the number of Common Shares that such Person designated in the applicable Exercise Notice shall receive. All Warrants exercised by a Warrant Holder on the same Exercise Date shall be aggregated for purposes of determining the number of Common Shares to be delivered pursuant to this Article 3.

(c) Each Warrant Holder, by its acceptance of an interest in a Warrant, expressly waives its right to any fraction of a Common Share upon its exercise of such Warrant.

Section 3.07 Acquisition of Warrants by Company. The Company shall have the right, except as limited by Law, to offer to purchase or otherwise to offer to acquire one or more Warrants at such times, in such manner and for such consideration as it may deem appropriate.

Section 3.08 Validity of Exercise. All questions as to the validity, form and sufficiency (including time of receipt) of a Warrant exercise shall be determined by the Company, which determination shall be final and binding with respect to the Warrant Agent. The Warrant Agent shall incur no liability for or in respect of and, except to the extent such liability arises from the Warrant Agent’s gross negligence, willful misconduct or bad faith (as determined by a court of competent jurisdiction in a final non-appealable judgment), shall be indemnified and held harmless by the Company for acting or refraining from acting upon, or as a result of such determination by the Company. The Company reserves the absolute right to waive any of the conditions to the exercise of Warrants or defects in Exercise Notices with regard to any particular exercise of Warrants.

Section 3.09 Certain Calculations.

(a) The Warrant Agent shall be responsible for performing all calculations, save for in the case of Net Share Settlements, required in connection with the exercise and settlement of the Warrants as described in this Article 3. In connection therewith, the Warrant Agent shall provide prompt written notice to the Company, in accordance with Section 3.05(a)(4) and Section 3.05(b), of the number of Common Shares deliverable upon exercise and settlement of Warrants. For the avoidance of doubt, the Warrant Agent shall not be responsible for performing the calculations set forth in Article 4.

(b) The Warrant Agent shall not be accountable with respect to the validity or value of any Common Shares or Units of Reference Property that may at any time be issued or delivered upon the exercise of any Warrant, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible, to the extent not arising from the Warrant Agent’s gross negligence, willful misconduct or bad faith (as determined by a court of competent jurisdiction in a final non-appealable judgment), for any failure of the Company to issue, transfer or deliver any Common Shares or Units of Reference Property, or to comply with any of the covenants of the Company contained in this Article 3.

Section 3.10 Limitation on Exercise. Except in the context of a Change in Control, a Warrant Holder that owns less than 10% of the shares of the Company’s Common Shares outstanding and is not otherwise an Affiliate of the Company will not have the right to exercise such Warrant and such Warrant shall not be exercisable by the Company, for so long as the Common Shares are registered under the Exchange Act, if and to the extent that after giving effect to such exercise, such Person (together with such Person’s Affiliates) or any “group” (within the meaning of Section 13(d) of the Exchange Act) that includes such person would beneficially own in excess of 9.99% (the “Restricted Ownership Percentage”) of the shares of Common Shares outstanding immediately after giving effect to such exercise (the “Conversion Blocker”); provided, that the Conversion Blocker shall continue to apply to Blue Mountain Capital Management, LLC and its affiliates (which, for the avoidance of doubt, shall not include the Company and its other affiliates) that are Holders at any time when Blue Mountain Capital Management, LLC and its affiliates are Affiliates of the Company. Each Warrant Holder shall have the right at any time and from time to time to reduce the Restricted Ownership Percentage applicable to such Warrant Holder immediately upon prior written notice to the Company or increase the Restricted Ownership Percentage applicable to such holder upon 61 days’ prior written notice to the Company.

Section 3.11 Form and Delivery. Notwithstanding anything to the contrary herein, (i) unless otherwise agreed by the Company and the Warrant Holder, the Common Shares into which the Warrants convert shall be in uncertificated, book entry form as permitted by the bylaws of the Company and the Delaware General Corporation Law, and (ii) delivery of Common Shares upon exercise of a Warrant shall be made to the applicable Warrant Holder through the facilities of The Depository Trust Company as reasonably directed by such Warrant Holder, unless such Warrant Holder shall otherwise request that such Common Shares into which the Warrants convert be registered in the Warrant Holder’s name in book entry form on the Transfer Agent’s records.

Article 4

ADJUSTMENTS

Section 4.01 Adjustments to Number of Common Shares. After the date on which the Warrants are first issued and while any Warrants remain outstanding and unexpired, the number of Common Shares issuable upon exercise of the Warrants shall be subject to adjustment (without duplication) upon the occurrence of any of the following events:

(a) The issuance of Common Shares as a dividend or distribution to all holders of Common Shares, or a subdivision, combination, split, reverse split or reclassification of the outstanding Common Shares into a greater or smaller number of Common Shares, in which event the number of Common Shares issuable upon exercise of the Warrants shall be adjusted based on the following formula:

E1= E0 x N1
N0

where:

E1	=	the number of Common Shares issuable upon exercise of the Warrants in effect immediately after (i) the Open of Business on the Ex-Date in the case of a dividend or distribution or (ii) the consummation of the transaction in the case of a subdivision, combination, split, reverse split or reclassification;

E0	=	the number of Common Shares issuable upon exercise of the Warrants in effect immediately prior to (i) the Open of Business on the Ex-Date in the case of a dividend or distribution or (ii) the consummation of the transaction in the case of a subdivision, combination, split, reverse split or reclassification;

N0	=	the number of Common Shares Deemed Outstanding immediately prior to (i) the Open of Business on the Record Date in the case of a dividend or distribution or (ii) the consummation of the transaction in the case of a subdivision, combination, split, reverse split or reclassification; and

N1	=	the number of Common Shares equal to (i) in the case of a dividend or distribution, the sum of the number of Common Shares Deemed Outstanding immediately prior to the Open of Business on the Record Date for such dividend or distribution plus the total number of Common Shares issued pursuant to such dividend or distribution or (ii) in the case of a subdivision, combination, split, reverse split or reclassification, the number of Common Shares Deemed Outstanding immediately after such subdivision, combination, split, reverse split or reclassification.

Such adjustment shall become effective immediately after (i) the Open of Business on the Ex-Date in the case of a dividend or distribution or (ii) the consummation of the transaction in the case of a subdivision, combination, split, reverse split or reclassification. If any dividend or distribution or subdivision, combination, split, reverse split or reclassification of the type described in this Section 4.01(a) is declared or announced but not so paid or made, the number of Common Shares issuable upon exercise of the Warrants shall again be adjusted to the number of Common Shares issuable upon exercise of the Warrants that would then be in effect if such dividend or distribution or subdivision, combination, split, reverse split or reclassification had not been declared or announced, as the case may be.

(b) Reserved.

(c) The issuance as a dividend or distribution to all holders of Common Shares of evidences of indebtedness, Securities of the Company or any other Person (other than Common Shares), Cash rights, options or warrants entitling such holders of Common Shares to subscribe for or purchase Common Shares at less than the market value thereof, preferred stock, common stock of or related to a subsidiary or other business unit or other property (excluding (i) any dividend or distribution covered by Section 4.01(a), (ii) any rights, options or warrants covered by Section 4.03, (iii) any consideration payable in connection with Section 4.01(d), or (iv) any dividend of preferred stock, or common stock of or related to a subsidiary or other business unit in the case of transactions described in Section 4.07, in which event the Exercise Price will be adjusted or other actions taken in the reasonable discretion of the Board to appropriately ensure that the economic and other benefits of the Warrants are preserved and protected after taking into account the transaction that triggers this Section 4.01(c). Such actions may include the distribution of rights, options, warrants or other consideration or property to holders of Warrants on an as-exercised basis pursuant to Section 5.07.

Such adjustment shall become effective immediately after the Open of Business on the Ex-Date for such dividend or distribution. In the event that such dividend or distribution is declared or announced but not so paid or made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such distribution had not been declared or announced.

(d) The payment in respect of any tender offer or exchange offer by the Company for Common Shares, where the cash and Fair Value of any other consideration included in the payment per Common Share exceeds the Fair Value of a Common Share as of the open of business on the second business day preceding the expiration date of the tender or exchange offer (the “Offer Expiration Date”), in which event the Exercise Price will be adjusted or other actions taken in the reasonable discretion of the Board to appropriately ensure that the economic and other benefits of the Warrants are preserved and protected after taking into account the transaction that triggers this Section 4.01(d). Such actions may include the distribution of rights, options, warrants or other consideration or property to holders of Warrants on an as-exercised basis pursuant to Section 5.07.

Such adjustment shall become effective immediately after the Close of Business on the Offer Expiration Date. In the event that the Company or a Subsidiary of the Company is obligated to purchase Common Shares pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable Law from effecting any such purchases, or all such purchases are rescinded, then the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (d) to any tender offer or exchange offer would result in an increase in the Exercise Price, no adjustment shall be made for such tender offer or exchange offer under this clause (d).

(e) If any single action would require adjustment of the Exercise Price pursuant to more than one subsection of this Section 4.01, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest, relative to the rights and interests of the registered holders of the Warrants then outstanding, absolute value. For the purpose of calculations pursuant to Section 4.01, the number of Common Shares outstanding shall be equal to the sum of (i) the number of Common Shares issued and outstanding and (ii) the number of Common Shares issuable pursuant to the conversion or exercise of Convertible Securities that are outstanding, in each case on the applicable date of determination.

(f) The Company may from time to time, to the extent permitted by Law, decrease the Exercise Price and/or increase the Number of Warrants by any amount for any period of at least twenty days. In that case, the Company shall give the Warrant Holders and the Warrant Agent at least ten days’ prior written notice of such increase or decrease, and such notice shall state the applicable decreased Exercise Price and/or increased Number of Warrants and the period during which the decrease and/or increase will be in effect. The Company may make such decreases in the Exercise Price and/or increases in the Number of Warrants, in addition to those set forth in this Article 4, as the Board deems advisable, including to avoid or diminish any income tax to holders of the Common Shares resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

(g) Notwithstanding this Section 4.01 or any other provision of this Warrant Agreement or the Warrants, if an Exercise Price adjustment becomes effective on any Ex-Date, and a Warrant has been exercised on or after such Ex-Date and on or prior to the related Record Date resulting in the Person issued Common Shares being treated as the record holder of the Common Shares on or prior to the Record Date, then, notwithstanding the Exercise Price adjustment provisions in this Section 4.01, the Exercise Price adjustment relating to such Ex-Date will not be made with respect to such Warrant. Instead, such Person will be treated as if it were the record owner of Common Shares on an un-adjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment. Notwithstanding this Section 4.01 or any other provision of this Warrant Agreement or the Warrants, the Exercise Price shall never be less than the par value of the Common Shares.

(h) Notwithstanding anything to the contrary contained in Section 4.01, if, as a result of an adjustment pursuant to Section 4.01, the par value per Common Share would be greater than the Exercise Price, then the Exercise Price shall be an amount equal to the par value per Common Share but the number of shares the holder of a Warrant shall be entitled to purchase shall be such greater number of Common Shares as would have resulted from the Exercise Price that, absent such limitation, would have been in effect pursuant to this Section 4.

Section 4.02 Adjustments to Number of Warrants. Concurrently with any adjustment to the Exercise Price under Section 4.01 (except for any adjustment pursuant to Section 4.01(a)), the Number of Warrants will be adjusted such that the Number of Warrants in effect immediately following the effectiveness of such adjustment will be equal to the Number of Warrants in effect immediately prior to such adjustment, multiplied by a fraction, (i) the numerator of which is the applicable Exercise Price in effect immediately prior to such adjustment and (ii) the denominator of which is the applicable Exercise Price in effect immediately following such adjustment. Upon any such adjustment to the Number of Warrants, the Warrant Agent shall (i) increase or decrease, as applicable, the Number of Warrants specified on the Warrant Register to which each Warrant Holder is entitled and (ii) promptly deliver a Warrant Statement to each Warrant Holder specifying the resulting Number of Warrants held by such Warrant Holder. The Company may, from time to time, at its sole discretion, increase the number of shares of Common Shares issuable upon the exercise of a Warrant for a period of not less than 20 Trading Days. After the expiration of such period, the number of shares of Common Shares issuable upon exercise of a Warrant shall revert to the number of such shares issuable upon exercise as of immediately prior to such period.

Section 4.03 Certain Distributions of Rights and Warrants.

(a) Rights or warrants distributed by the Company to all holders of Common Shares entitling the holders thereof to subscribe for or purchase the Company’s Securities (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”):

(1) are deemed to be transferred with such Common Shares;

(2) are not exercisable; and

(3) are also issued in respect of future issuances of Common Shares,

shall be deemed not to have been distributed for purposes of Article 4 (and no adjustment to the Exercise Price or the Number of Warrants under this Article 4 will be made) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exercise Price and the Number of Warrants shall be made under this Article 4 (subject in all respects to Section 4.04).

(b) If any such right or warrant is subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights or warrants with such rights (subject in all respects to Section 4.04).

(c) In addition, except as set forth in Section 4.04, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in Section 4.03(b)) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exercise Price and the Number of Warrants under Article 4 was made (including any adjustment contemplated in Section 4.04):

(1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by the holders thereof, the Exercise Price and the Number of Warrants shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a distribution under Section 4.01(c), equal to the per share redemption or repurchase price received by a holder or holders of Common Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Shares as of the date of such redemption or repurchase; and

(2) in the case of such rights or warrants that shall have expired or been terminated without exercise by the holders thereof, the Exercise Price and the Number of Warrants shall be readjusted as if such rights and warrants had not been issued or distributed.

Section 4.04 Stockholder Rights Plans. If the Company has a stockholder rights plan in effect with respect to the Common Shares, upon exercise of a Warrant the holder shall be entitled to receive, in addition to the Common Shares, the rights under such stockholder rights plan, unless, prior to such exercise, such rights have separated from the Common Shares.

Section 4.05 Restrictions on Adjustments.

(a) Except in accordance with Section 4.01, the Exercise Price and the Number of Warrants will not be adjusted for the issuance of Common Shares or other Securities of the Company.

(b) For the avoidance of doubt, neither the Exercise Price nor the Number of Warrants will be adjusted:

(1) upon the issuance of any Common Shares or other Securities or any payments pursuant to the Management Plan or any other equity incentive plan of the Company;

(2) upon any issuance of any Common Shares (or Convertible Securities) pursuant to the exercise or conversion, as applicable, of the Warrants, the Company’s Series A Warrants, the Company’s Series B Warrants, the Company’s Series C Warrants, or the Company’s Series D Warrants;

(3) upon the issuance of Common Shares or other Securities of the Company in connection with a business acquisition transaction (except to the extent otherwise expressly required by this Warrant Agreement); or

(4) upon any dividend or distribution made by the Company in accordance with Section 5.07.

(c) No adjustment shall be made to the Exercise Price or the Number of Warrants for any of the transactions described in Section 4.01 if the Company makes provisions for participation in any such transaction with respect to Warrants without exercise of such Warrants on the same basis as with respect to Common Shares with notice that the Board determines in good faith to be fair and appropriate.

(d) [Reserved.]

(e) No adjustment shall be made to the Exercise Price, nor will any corresponding adjustment be made to the Number of Warrants, unless the adjustment would result in a change of at least 1% of the Exercise Price; provided, however, that any adjustment of less than 1% that was not made by reason of this Section 4.05(e) shall be carried forward and made as soon as such adjustment, together with any other adjustments not previously made by reason of this Section 4.05(e), would result in a change of at least 1% in the aggregate. All calculations under this Article 4 shall be made to the nearest cent or to the nearest 1/100th of a Common Share, as the case may be.

(f) If the Company takes a record of the holders of Common Shares for the purpose of entitling them to receive a dividend or other distribution, and thereafter (and before the dividend or distribution has been paid or delivered to members) legally abandons its plan to pay or deliver such dividend or distribution, then thereafter no adjustment to the Exercise Price or the Number of Warrants then in effect shall be required by reason of the taking of such record.

Section 4.06 Successor upon Consolidation, Merger and Sale of Assets.

(a) The Company may consolidate or merge with another Person (a “Fundamental Equity Change”) only (i) if the Company is the surviving Person or (ii), if the Company is not the surviving Person, then:

(1) the successor to the Company assumes all of the Company’s obligations under this Warrant Agreement and the Warrants, other than as provided in Section 4.07, shall become exercisable into the common stock or other common equity of the successor; and

(2) the successor to the Company provides written notice of such assumption to the Warrant Agent promptly following the Fundamental Equity Change.

(b) In the case of a Fundamental Equity Change, the successor Person to the Company shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company, and the Company shall thereupon be released from all obligations and covenants under this Warrant Agreement and the Warrants. Such successor Person shall provide in writing to the Warrant Agent such identifying corporate information as may be reasonably requested by the Warrant Agent. Such successor Person thereafter may cause to be signed, and may issue any or all of, the Warrants issuable pursuant to this Warrant Agreement which theretofore shall not have been issued by the Company; and, upon the order of such successor Person, instead of the Company, and subject to all the terms, conditions and limitations in this Warrant Agreement, the Warrant Agent shall authenticate and deliver, as applicable, any Warrants that previously shall have been signed and delivered by the officers of the Company to the Warrant Agent for authentication, and any Warrants which such successor Person thereafter shall cause to be signed and delivered to the Warrant Agent for such purpose.

(c) If the Company desires to sell, lease, convey or otherwise transfer in one transaction or a series of related transactions all or substantially all of the consolidated assets of the Company and its Subsidiaries (an “Asset Sale”), the Company may only consummate such Asset Sale if such Buyer agrees (i) to enter into a warrant agreement in form and substance substantially similar to this Warrant Agreement and (ii) to issue warrants for equity in such Buyer (or a Person to which all or substantially all of the assets of the Company and its Subsidiaries acquired in such Asset Sale are transferred or conveyed) to the Warrant Holders on terms (including economic) and conditions substantially similar to the Warrants (taking into account any Warrants that are exercised prior to the termination of this Warrant Agreement (taking into account the materiality of the transferred assets to the total assets and operations of the Affiliated Buyer, taken as a whole), for crediting to the accounts of the applicable Warrant Holders.

Section 4.07 Adjustment upon Reorganization Event.

(a) If there occurs any Fundamental Equity Change or any recapitalization, reorganization, consolidation, reclassification, change in the outstanding Common Shares (other than changes resulting from a subdivision or combination to which Section 4.01(a) applies), statutory share exchange or other transaction (each such event a “Reorganization Event”), in each case as a result of which the Common Shares would be converted into, changed into or exchanged for, stock, other securities, other property or assets (including Cash or any combination thereof)

(the “Reference Property”) while any Warrants remain outstanding and unexpired, then following the effective time of the Reorganization Event, the right to receive Common Shares upon exercise of a Warrant shall be changed to a right to receive, upon exercise of such Warrant, the kind and amount of shares of stock, other securities or other property or assets (including Cash or any combination thereof) that a holder of one Common Share would have owned or been entitled to receive in connection with such Reorganization Event (such kind and amount of Reference Property per Common Share, a “Unit of Reference Property”). In the event holders of Common Shares have the opportunity to elect the form of consideration to be received in a Reorganization Event, the type and amount of consideration into which the Warrants shall be exercisable from and after the effective time of such Reorganization Event shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Shares in such Reorganization Event. The Company hereby agrees not to become a party to any Reorganization Event unless its terms are consistent with this Section 4.07.

(b) At any time from, and including, the effective time of a Reorganization Event:

(1) each Warrant shall be exercisable for a single Unit of Reference Property instead of one Common Share; and

(2) the Fair Value shall be calculated with respect to a Unit of Reference Property.

(c) On or prior to the effective time of any Reorganization Event, the Company or the successor or purchasing Person, as the case may be, shall execute an amendment to this Warrant Agreement providing that the Warrants shall be exercisable for Units of Reference Property in accordance with the terms of this Section 4.07. If the Reference Property in connection with any Reorganization Event includes shares of stock or other securities and assets of a Person other than the successor or purchasing Person, as the case may be, in such Reorganization Event, then the Company shall cause such amendment to this Warrant Agreement to be executed by such other Person and such amendment shall contain such additional provisions to protect the interests of the Warrant Holders as the Board shall reasonably consider necessary by reason of the foregoing. Any such amendment to this Warrant Agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4. In the event the Company shall execute an amendment to this Warrant Agreement pursuant to this Section 4.07, the Company shall promptly file with the Warrant Agent an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of Cash, securities or property or assets that will comprise a Unit of Reference Property after the relevant Reorganization Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with. The Company shall cause notice of the execution of the amendment to be mailed to the Warrant Holders within 20 Business Days after execution thereof.

(d) The above provisions of this Section 4.07 shall similarly apply to successive Reorganization Events.

(e) If this Section 4.07 applies to any event or occurrence, no other provision of this Article 4 shall apply to such event or occurrence (other than Section 4.06).

Section 4.08 Reserved.

Section 4.09 Common Shares Outstanding; Common Shares Reserved for Issuance on Exercise.

(a) For the purposes of this Article 4, the number of Common Shares at any time outstanding shall not include Common Shares held, directly or indirectly, by the Company or any of its Subsidiaries.

(b) The Board has authorized and reserved for issuance such number of Common Shares as will be issuable upon the exercise of all outstanding Warrants for Common Shares. The Company covenants that all Common Shares that shall be so issuable shall be duly and validly issued, fully paid and non-assessable.

(c) The Company agrees to authorize and direct its current and future transfer agents for the Common Shares to reserve for issuance the number of Common Shares specified in this Section 4.09 and shall take all action required to increase the authorized number of Common Shares if at any time there shall be insufficient authorized but unissued Common Shares to permit such reservation or to permit the exercise of a Warrant.

Section 4.10 Calculations; Instructions to Warrant Agent.

(a) Subject to Section 4.10(b), the Company shall be responsible for making all calculations called for under this Article 4 for purposes of determining any adjustments to the Exercise Price and the Number of Warrants, including determinations as to Fair Value and the composition of Units of Reference Property. Such calculations and determinations shall be final and binding on the Warrant Holders absent manifest error. The Company shall provide a schedule of the Company’s calculations and determinations to the Warrant Agent, and the Warrant Agent is entitled to rely upon the accuracy of the Company’s calculations without independent verification.

(b) In the event the Board engages a Representative to advise it with respect to the determination of Fair Value, the Board shall be entitled to rely upon the determination of such Representative. The Company shall pay the fees and expenses of any Representative.

Section 4.11 Notice of Adjustments. The Company shall mail, or cause to be mailed, via first-class mail, postage prepaid, to the Warrant Holders and the Warrant Agent, in accordance with Section 7.15, a notice of any adjustment or readjustment to the Exercise Price or the Number of Warrants no less than three Business Days prior to the effective date of such adjustment or readjustment. The Company shall file with the Warrant Agent such notice and an Officer’s Certificate setting forth such adjustment or readjustment and kind and amount of securities, Cash or other property for which a Warrant shall thereafter be exercisable and the applicable Exercise Price, showing in reasonable detail the facts upon which such adjustment or readjustment is based. The Officer’s Certificate shall be conclusive evidence that the adjustment or readjustment is correct, and the Warrant Agent shall not be deemed to have any knowledge of any adjustments or readjustments unless and until it has received such Officer’s Certificate. The Warrant Agent shall not be under any duty or responsibility with respect to any such Officer’s Certificate except to exhibit the same to the Warrant Holders.

Section 4.12 Warrant Agent Not Responsible for Adjustments or Validity. The Warrant Agent shall at no time be under any duty or responsibility to determine whether any facts exist that may require an adjustment or readjustment of the Exercise Price and the Number of Warrants, or with respect to the nature or extent of any such adjustment or readjustment when made, or with respect to the method employed, herein or in any supplemental agreement provided to be employed, in making the same. The Warrant Agent shall have no duty to verify or confirm any calculation called for hereunder. The Warrant Agent shall have no liability for any failure or delay in performing its duties hereunder caused by any failure or delay of the Company in providing such calculations to the Warrant Agent. The Warrant Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any Securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment or readjustment pursuant to this Article 4, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any Cash payment or to issue, transfer or deliver any Common Shares or stock certificates or other securities or property or scrip upon the tender or surrender of any Warrant for the purpose of exercise or upon any adjustment pursuant to this Article 4, or to comply with any of the covenants of the Company contained in this Article 4. The Warrant Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein or in any notice from the Company. The Warrant Agent may rely conclusively, and shall be protected in acting, upon any notice, instruction, request, order, judgment, certification, opinion or advice of counsel, statement, demand or other instrument or document, not only as to its due execution, validity (including the authority of the person signing or presenting the same) and effectiveness, but also as to the truth and accuracy of any information contained therein, which the Warrant Agent shall believe to be genuine and to have been signed or presented by the person or parties purporting to sign the same.

(a) Adjustment to Exercise Price . Whenever the number of Common Shares issuable upon exercise of the Warrants is adjusted as provided in this Article 4, the Exercise Price shall simultaneously be adjusted by multiplying the Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock into which a Warrant is exercisable immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock into which a Warrant is exercisable immediately thereafter.

Article 5

OTHER PROVISIONS RELATING TO THE RIGHTS OF WARRANT HOLDERS

Section 5.01 No Rights as Stockholders. Except as expressly provided for herein (including, without limitation, Section 5.07), nothing contained in this Warrant Agreement or in any Warrant Statement shall be construed as conferring upon any Person, by virtue of holding or having a Warrant or a beneficial interest in a Warrant, the right to vote, to consent, to receive any Cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the holders of Common Shares, or to exercise any rights whatsoever as a stockholder of the Company unless, until and only to the extent such Persons become holders of record of Common Shares issued upon settlement of Warrants.

Section 5.02 Reserved.

Section 5.03 Modification, Waiver and Meetings.

(a) This Warrant Agreement may be modified or amended by the Company and the Warrant Agent, without the consent of the Warrant Holders, for the purposes of curing any ambiguity or correcting or supplementing any defective provision contained in this Warrant Agreement or to make any other provisions in regard to matters or questions arising in this Warrant Agreement which the Company and the Warrant Agent may deem necessary or desirable; provided that such modification or amendment does not adversely affect the interests of the Warrant Holder in any material respect. As a condition precedent to the Warrant Agent’s execution of any amendment, the Company shall deliver to the Warrant Agent a certificate from an Appropriate Officer that states that the proposed amendment is in compliance with the terms of this Section 5.03.

(b) Modifications and amendments to this Warrant Agreement or to the terms and conditions of Warrants not contemplated by Section 5.03(a) may also be made by the Company and the Warrant Agent, and noncompliance with any provision of the Warrant Agreement or Warrants may be waived, by the Warrant Holders (pursuant to a proper vote or consent of a majority of the Warrants at the time outstanding).

(c) However, no modification, amendment or waiver may, without the written consent of:

(1) the Warrant Holders (pursuant to a proper vote or consent of each Warrant):

(A) increase the Exercise Price or decrease the Number of Warrants (except as set forth in Article 4);

(2) the Warrant Holders (pursuant to a proper vote or consent of 66.66% of the Warrants affected):

(A) impair the right to institute suit for the enforcement of any payment or delivery with respect to the exercise and settlement of any Warrant;

(B) except as otherwise expressly permitted by provisions of this Warrant Agreement concerning specified reclassifications or corporate reorganizations, impair or adversely affect the exercise rights with respect to Warrants, including any change to the calculation or payment of the number of Common Shares received upon exercise of each Warrant;

(C) reduce the percentage of Warrants outstanding necessary to modify or amend this Warrant Agreement or to waive any past default; or

(D) reduce the percentage in Warrants outstanding required for any other waiver under this Warrant Agreement.

Section 5.04 Notices of Date, etc. In the event of any Change of Control, then, and in each such case, the Company will mail or cause to be mailed to the Warrant Holder, at least 15 days prior to the effective date, a notice specifying the effective date on which such Change of Control is or is expected to take place, and the time, if any is to be fixed, as of which the holders of record of Common Shares (or such other stock or Securities at the time deliverable upon the exercise of a Warrant) shall be entitled to exchange their Common Shares (or such other stock or Securities) for Securities or other property deliverable upon such Change of Control.

Section 5.05 Rights as Warrant Holders. Upon exercise of a Warrant, any Warrant Holder who receives Common Shares in excess of 2.5% of the then outstanding Common Shares will be entitled to execute a joinder to the Registration Rights Agreement.

Section 5.06 Tax Consequences. All Persons holding or having a Warrant are responsible for obtaining their own tax advice regarding the tax consequences of such interest. The Company has given no tax advice regarding the Warrants.

Section 5.07 Dividends. Each Warrant Holder shall be entitled to any dividend (other than a dividend to which Section 4.01(a) applies), whether payable in cash, in kind or other property, that would be distributed to such Warrant Holder if such Warrant Holder’s Warrants had been converted in full into Common Shares immediately prior to the Close of Business on the record date for the determination of the stockholders entitled to receive such dividend.

Article 6

REPRESENTATIONS OF THE COMPANY

Section 6.01 Representations. The Company makes the following representations to the Transfer Agent:

(a) the issuance of the Warrants will comply in all material respects with the Securities Act and all other applicable requirements of applicable U.S. and non-U.S. federal, state and local law, including, without limitation, any applicable regulations of the SEC and any other U.S. and non-U.S. regulatory or governmental authority;

(b) as of the date hereof and, after giving effect to the Transactions (as defined in the Exchange Offer Memorandum and Consent Solicitation Statement of the Company dated as of December 22, 2017), each of the Company and its subsidiaries is not and will not be, individually or on a consolidated basis, an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder;

(c) without limiting any provision herein, no registration under the Securities Act is required for the issuance of the Warrants;

(d) except for securities offered in connection with the Exchange Offer, no securities of the Company of the same class as the Warrants have been offered, issued, or sold by the Company or any of its affiliates within the six-month period immediately prior to the date hereof, and the Company does not have any intention of making an offer or sale of such securities of the Company of the same class as the Warrants, for a period of six months after the issue date of the Warrants;

(e) none of the Company, any of its affiliates or any person acting on behalf of the Company has engaged or will engage, in connection with the issuance of the Warrants, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act;

(f) none of the Company, any of its affiliates or any person acting on behalf of the Company has, with respect to Warrants issued outside the United States, offered the Warrants to buyers qualifying as “U.S. persons” (as defined in Rule 902 under the Securities Act) or engaged in any directed selling efforts within the meaning of Rule 902 under the Securities Act; and

(g) neither the Company, nor any of its affiliates has entered or will enter into any arrangement or agreement with respect to the distribution of the Warrants except for this Warrant Agreement.

As used in clause (d) above, the terms “offer” and “sale” have the meanings specified in Section 2(a)(3) of the Securities Act.

Article 7

CONCERNING THE WARRANT AGENT AND OTHER MATTERS

Section 7.01 Payment of Certain Taxes.

(a) The Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable upon the initial issuance of the Warrants hereunder and delivery to the Warrant Holders.

(b) The Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable upon the issuance of Common Shares upon the exercise of Warrants hereunder.

Section 7.02 Reserved.

Section 7.03 Change of Warrant Agent.

(a) The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder (except for liability arising as a result of the Warrant Agent’s own gross negligence, willful misconduct or bad faith) after giving sixty days’ notice in writing to the Company, except that such shorter notice may be given as the Company shall, in writing, accept as sufficient. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor warrant agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated warrant agent or by any Warrant Holder, then the Warrant Holders (pursuant to a proper vote or consent of 50.00% of the Warrants) may apply to any court of competent jurisdiction for the appointment of a successor warrant agent.

(b) The Warrant Agent may be removed by the Company at any time upon sixty days’ written notice to the Warrant Agent; provided, however, that the Company shall not remove the Warrant Agent until a successor warrant agent meeting the qualifications hereof shall have been appointed; provided, further, that, until such successor warrant agent has been appointed, the Company shall compensate the Warrant Agent in accordance with Section 7.04.

(c) Any successor warrant agent, whether appointed by the Company or by such a court, shall be a corporation or banking association organized, in good standing and doing business under the Laws of the United States of America or any state thereof or the District of Columbia, and authorized under such Laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such successor warrant agent shall be deemed to be the combined capital and surplus as set forth in the most recent report of its condition published prior to its appointment; provided that such reports are published at least annually pursuant to Law or to the requirements of a federal or state supervising or examining authority. After acceptance in writing of such appointment by the successor warrant agent, such successor warrant agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor warrant agent with like effect as if originally named as warrant agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor warrant agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor warrant agent all the authority, powers and rights of such predecessor warrant agent hereunder; and upon request of any successor warrant agent, the Company shall make, execute, acknowledge and deliver any and all instruments in writing to more fully and effectually vest in and conform to such successor warrant agent all such authority, powers, rights, immunities, duties and obligations. Upon assumption by a successor warrant agent of the duties and responsibilities hereunder, the predecessor warrant agent shall deliver and transfer, at the expense of the Company, to the successor warrant agent any property at the time held by it hereunder. As soon as practicable after such appointment, the Company shall give notice thereof to the predecessor warrant agent, each Warrant Holder and each transfer agent for its Common Shares. Failure to give such notice, or any defect therein, shall not affect the validity of the appointment of the successor warrant agent.

(d) Any entity into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust or agency business of the Warrant Agent, shall be the successor warrant agent under this Warrant Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such entity would be eligible for appointment as a successor warrant agent under Section 7.03(c).

(e) Reserved.

Section 7.04 Compensation; Further Assurances. The Company agrees that it will (a) pay the Warrant Agent reasonable compensation for its services as Warrant Agent in accordance with Exhibit C attached hereto and, except as otherwise expressly provided, will pay or reimburse the Warrant Agent upon written demand for all reasonable and documented expenses, disbursements and advances incurred or made by the Warrant Agent in accordance with any of the provisions of this Warrant Agreement (including the reasonable compensation, expenses and disbursements of its agents and counsel incurred in connection with the execution and administration of this Warrant Agreement), except any such expense, disbursement or advance as may arise from its or any of their gross negligence, willful misconduct or bad faith, and (b) perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Warrant Agreement.

Section 7.05 Reliance on Counsel. The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company), and the written opinion of such counsel or any advice of legal counsel subsequently confirmed by a written opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such written opinion or advice.

Section 7.06 Proof of Actions Taken. Whenever in the performance of its duties under this Warrant Agreement the Warrant Agent shall deem it necessary or desirable that any matter be proved or established by the Company prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Warrant Agent, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Warrant Agent; and such Officer’s Certificate shall, in the absence of bad faith on the part of the Warrant Agent, be full warrant to the Warrant Agent for any action taken, suffered or omitted in good faith by it under the provisions of this Warrant Agreement in reliance upon such Officer’s Certificate; but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such fact or matter or may require such further or additional evidence as to it may seem reasonable.

Section 7.07 Correctness of Statements. The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Warrant Agreement or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.

Section 7.08 Validity of Agreement. From time to time, the Warrant Agent may apply to any Appropriate Officer for instruction and the Company shall provide the Warrant Agent with such instructions concerning the services to be provided hereunder. The Warrant Agent shall not be held to have notice of any change of authority of any Person, until receipt of notice thereof from the Company. The Warrant Agent shall not be under any responsibility in respect of the validity of this Warrant Agreement or the execution and delivery hereof; nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Warrant Agreement; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Warrant Agreement or any Warrants or as to whether any Common Shares will, when issued, be validly issued and fully paid and non-assessable. The Warrant Agent and its agents and subcontractors shall not be liable and shall be indemnified by the Company for any action taken or omitted by Warrant Agent in reliance upon any Company instructions except to the extent that the Warrant Agent had actual knowledge of facts and circumstances that would render such reliance unreasonable.

Section 7.09 Use of Agents. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents provided that the Warrant Agent shall remain responsible for the activities or omissions of any such agent or attorney and reasonable care has been exercised in the selection and in the continued employment of such attorney or agent.

Section 7.10 Liability of Warrant Agent. The Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant Holder for any action taken or not taken (i) in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties or (ii) in relation to its services under this Warrant Agreement, unless such liability arises out of or is attributable to the Warrant Agent’s gross negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of the Warrant Agreement, except as a result of the Warrant Agent’s gross negligence, willful misconduct or bad faith. The Warrant Agent shall be liable hereunder only for its gross negligence, willful misconduct or bad faith for which the Warrant Agent is not entitled to indemnification under this Warrant Agreement. Neither party to this Warrant Agreement shall be liable to the other party for any consequential, indirect, punitive, special or incidental damages under any provisions of this Warrant Agreement or for any consequential, indirect, punitive, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.

Section 7.11 Legal Proceedings. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or the applicable Warrant Holder(s) shall furnish the Warrant Agent with reasonable indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. The Warrant Agent shall promptly notify the Company and the Warrant Holders in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Warrant Agreement.

Section 7.12 Actions as Agent. The Warrant Agent shall act hereunder solely as agent and not in a ministerial or fiduciary capacity, and its duties shall be determined solely by the provisions hereof. The duties and obligations of the Warrant Agent shall be determined solely by the express provisions of the Warrant Agreement, and the Warrant Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in the Warrant Agreement. No implied covenants or obligations shall be read into the Warrant Agreement against the Warrant Agent. The Warrant Agent shall not be liable for anything that it may do or refrain from doing in good faith in connection with this Warrant Agreement except for its own gross negligence, willful misconduct or bad faith.

Section 7.13 Appointment and Acceptance of Agency. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth in this Warrant Agreement, and the Warrant Agent hereby accepts the agency established by this Warrant Agreement and agrees to perform the same upon the terms and conditions herein set forth or as the Company and the Warrant Agent may hereafter agree.

Section 7.14 Successors and Assigns. All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder. The Warrant Agent may assign this Warrant Agreement or any rights and obligations hereunder, in whole or in part, to an Affiliate thereof with the prior consent of the Company, provided that the Warrant Agent may make such an assignment without consent of the Company to any successor to the Warrant Agent by consolidation, merger or transfer of its assets subject to the terms and conditions of the Warrant Agreement.

Section 7.15 Notices. Any notice or demand authorized by this Warrant Agreement to be given or made to the Company shall be sufficiently given or made if sent by mail first-class, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

SAExploration Holdings, Inc.

Attention: Brent Whiteley, Chief Financial Officer and General Counsel

1160 Dairy Ashford, Suite 160

Houston, Texas 77079

with a copy to:

Akin Gump Strauss Hauer & Feld LLP

Attention: Sarah Link Schultz

1700 Pacific Avenue

Suite 4100

Dallas, TX 75201-4624

Electronic mail: sschultz@akingump.com

Any notice or demand authorized by this Warrant Agreement to be given or made to the Warrant Agent shall be sufficiently given or made if sent by mail first-class, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Continental Stock Transfer & Trust Company

1 State Street

30th Floor

New York, NY 10004

Attn: Margaret Villani

Any notice or demand authorized by this Warrant Agreement to be given or made to any Warrant Holder shall be sufficiently given or made if sent by first-class mail, postage prepaid to the last address of such Warrant Holder as it shall appear on the Warrant Register.

Section 7.16 Applicable Law; Jurisdiction. The validity, interpretation and performance of this Warrant Agreement shall be governed in accordance with the laws of the State of New York. The parties hereto irrevocably consent to the exclusive jurisdiction of the courts of the State of New York and any federal court located in such state in connection with any action, suit or proceeding arising out of or relating to this Warrant Agreement.

Section 7.17 Waiver of Jury Trial. EACH OF THE COMPANY AND THE WARRANT AGENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS WARRANT AGREEMENT OR A WARRANT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PERSON HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PERSON MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS WARRANT AGREEMENT OR A WARRANT. EACH OF THE COMPANY AND THE WARRANT AGENT CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) SUCH PERSON UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) SUCH PERSON MAKES THIS WAIVER VOLUNTARILY, AND (d) SUCH PERSON HAS BEEN INDUCED TO ENTER INTO THIS WARRANT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 7.18 Benefit of this Warrant Agreement. Nothing in this Warrant Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any Person or corporation other than the parties hereto and the Warrant Holders any right, remedy or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Warrant Agreement contained shall be for the sole and exclusive benefit of the parties hereto and their successors and of the Warrant Holders.

Section 7.19 Registered Warrant Holder. Prior to due presentment for registration of Transfer, the Company and the Warrant Agent may deem and treat the Person in whose name any Warrants are registered in the Warrant Register (the “Warrant Holder”) as the absolute owner thereof for all purposes whatever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary or be bound to recognize any equitable or other claim to or interest in any Warrants on the part of any other Person and shall not be liable for any registration of Transfer of Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of Transfer or with such knowledge of such facts that its participation therein amounts to bad faith.

Section 7.20 Headings. The Article and Section headings herein are for convenience only and are not a part of this Warrant Agreement and shall not affect the interpretation thereof.

Section 7.21 Counterparts. This Warrant Agreement may be executed in any number of counterparts on separate counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

Section 7.22 Entire Agreement. This Warrant Agreement constitutes the entire agreement of the Company, the Warrant Agent and Warrant Holders with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Company, the Warrant Agent and the Warrant Holders with respect to the subject matter hereof.

Section 7.23 Severability. Wherever possible, each provision of this Warrant Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Warrant Agreement shall be prohibited by or invalid under applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant Agreement.

Section 7.24 Termination. This Warrant Agreement, as it relates to the Warrants, will terminate on such date on which all outstanding Warrants have been exercised. All provisions regarding indemnification, warranty, liability and limits thereon shall survive the termination or expiration of this Warrant Agreement.

Section 7.25 Confidentiality. The Warrant Agent and the Company agree that (a) personal, non-public Warrant Holder information which is exchanged or received pursuant to the negotiation or the carrying out of this Warrant Agreement and (b) the fees for services set forth in the attached schedule shall remain confidential, and shall not be voluntarily disclosed to any other Person, except disclosures pursuant to applicable securities Laws or otherwise as may be required by Law, including, without limitation, pursuant to subpoenas from state or federal government authorities.

[signature pages follow]

IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the parties hereto as of the day and year first above written.

SAExploration Holdings, Inc.

By:
Name:	Brent Whiteley
Title:	Chief Financial Officer and General Counsel

Continental Stock Transfer & Trust Company

By:
Name:
Title:

[SIGNATURE PAGE TO WARRANT AGREEMENT]

EXHIBIT A

Form of Warrant Statement

[To Come]

EXHIBIT B

Form of Exercise Notice

[Address]

Attention: [●]

Re:

Warrant Agreement dated as of [                    ] between SAExploration Holdings, Inc. (the “Company”) and Continental Stock Transfer & Trust Company, as Warrant Agent (as it may be supplemented or amended, the “Warrant Agreement”)

The undersigned hereby irrevocably elects to exercise the right to exercise ——— Warrants and receive the consideration deliverable in exchange therefor pursuant to the following settlement method (check one):

☐ Full Physical Settlement

☐ Net Sale Settlement

If Full Physical Settlement is elected, the undersigned shall tender payment of the Exercise Price therefor in accordance with instructions received from the Warrant Agent.

Please check below if this exercise is contingent upon a registered public offering or any Change of Control in accordance with Section 3.02(f) of the Warrant Agreement.

☐ This exercise is being made in connection with a registered public offering or any Other Change of Control; provided, that in the event that such transaction shall not be consummated, then this exercise shall be deemed revoked.

THIS EXERCISE NOTICE MUST BE DELIVERED TO THE WARRANT AGENT. THE WARRANT AGENT SHALL NOTIFY YOU OF THE ADDRESS AND PHONE NUMBER WHERE YOU CAN CONTACT THE WARRANT AGENT AND TO WHICH WARRANT EXERCISE NOTICES ARE TO BE SUBMITTED.

ALL CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED SHALL HAVE THE MEANINGS SET FORTH IN THE WARRANT AGREEMENT.

By:
Authorized Signature
Address:
Telephone:

Exhibit B-1

EXHIBIT C

Fee Schedule

The Company shall pay the Warrant Agent for performance of its services under this Warrant Agreement such compensation as shall be agreed in writing between the Company and the Warrant Agent.